                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                   ARIBA, INC.

                             ELI MERGER CORPORATION

                                       AND

                            SUPPLIERMARKET.COM, INC.

                                  JUNE 21, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I  THE MERGER.............................................................................................1
         1.1  The Merger..........................................................................................1
         1.2  Closing; Effective Time.............................................................................2
         1.3  Effect of the Merger................................................................................2
         1.4  Certificate of Incorporation; Bylaws................................................................2
         1.5  Directors and Officers..............................................................................2
         1.6  Effect on Capital Stock.............................................................................2
         1.7  Adjustments to Exchange Ratio.......................................................................4
         1.8  Fractional Shares...................................................................................4
         1.9  Outstanding Company Shares..........................................................................5
         1.10  Dissenting Shares..................................................................................5
         1.11  Surrender of Certificates..........................................................................6
         1.12  No Further Ownership Rights in Company Capital Stock...............................................8
         1.10  Lost, Stolen or Destroyed Certificates.............................................................8
         1.11  Tax and Accounting Consequences....................................................................8
         1.12  Taking of Necessary Action; Further Action.........................................................8
         1.13  Stock Restriction Agreements.......................................................................8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................8
         2.1  Organization, Standing and Power....................................................................9
         2.2  Capital Structure...................................................................................9
         2.3  Authority..........................................................................................10
         2.4  Financial Statements...............................................................................11
         2.5  Absence of Certain Changes.........................................................................11
         2.6  Absence of Undisclosed Liabilities.................................................................12
         2.7  Accounts Receivable................................................................................12
         2.8  Litigation.........................................................................................12
         2.9  Restrictions on Business Activities................................................................13
         2.10  Governmental Authorization........................................................................13
         2.11  Title to Property.................................................................................13
         2.12  Intellectual Property.............................................................................13
         2.13  Environmental Matters.............................................................................15
         2.14  Taxes.............................................................................................15
         2.15  Employee Benefit Plans............................................................................17
         2.16  Employees and Consultants.........................................................................19
         2.17  Related-Party Transactions........................................................................20
         2.18  Insurance.........................................................................................20
         2.19  Compliance with Laws..............................................................................21
         2.20  Brokers' and Finders' Fees........................................................................21
         2.21  Vote Required.....................................................................................21
         2.22  Trade Relations...................................................................................21
         2.23  Customers and Suppliers...........................................................................21
         2.24  Material Contracts................................................................................21


                                                                         i

         2.25  No Breach of Material Contracts...................................................................23
         2.26  Third-Party Consents..............................................................................23
         2.27  Minute Books......................................................................................23
         2.28  Complete Copies of Materials......................................................................23
         2.29  Expenses..........................................................................................23
         2.30  Stockholder Agreement.............................................................................24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................................24
         3.1  Organization, Standing and Power...................................................................24
         3.2  Capital Structure..................................................................................24
         3.3  Authority..........................................................................................25
         3.4  SEC Documents; Financial Statements................................................................26
         3.5  Litigation.........................................................................................26
         3.6  Compliance with Laws...............................................................................26
         3.7  Certificate of Incorporation and By-Laws...........................................................26
         3.8  Absence of Certain Changes or Events...............................................................27
         3.9  Operations of Merger Sub...........................................................................27

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................................27
         4.1  Conduct of Business of Company and Parent..........................................................27
         4.2  Notices............................................................................................30

ARTICLE V  ADDITIONAL AGREEMENTS.................................................................................30
         5.1  No Solicitation....................................................................................30
         5.2  Securities Issuances...............................................................................31
         5.3  Stockholders Meeting or Consent Solicitation.......................................................34
         5.4  Access to Information..............................................................................34
         5.5  Confidentiality....................................................................................35
         5.6  Public Disclosure..................................................................................35
         5.7  Consents; Cooperation..............................................................................35
         5.8  Update Disclosure; Breaches........................................................................36
         5.9  Non-competition Agreements.........................................................................36
         5.10  Legal Requirements................................................................................36
         5.11  Blue Sky Laws.....................................................................................37
         5.12  Stock Options.....................................................................................37
         5.13  Escrow Agreement..................................................................................38
         5.14  Listing of Additional Shares......................................................................38
         5.15  Additional Agreements; Reasonable Best Efforts....................................................38
         5.16  Employee Benefits.................................................................................38
         5.17  Parachute Payments................................................................................38
         5.18  Necessary Actions.................................................................................39
         5.19  Proprietary Information Agreement.................................................................39
         5.20  HSR Filing........................................................................................39
         5.21  Non-Solicitation..................................................................................39
         5.22  Stockholder Agreements............................................................................39
         5.23  Directors'and Officers' Indemnification...........................................................40


                                                                         ii



         5.24  Tax-Free Reorganization Covenant..................................................................40
         5.25  Intentionally Omitted.............................................................................40
         5.26  Acceleration of Vesting; Lapse of Repurchase Right................................................40
         5.27  Existing Employee Options.........................................................................41
         5.28  Option Grants to New Employees....................................................................41
         5.29  Employee Status...................................................................................41

ARTICLE VI  CONDITIONS TO THE MERGER.............................................................................41
         6.1  Conditions to Obligations of Each Party to Effect the Merger.......................................41
         6.2  Additional Conditions to Obligations of Company....................................................42
         6.3  Additional Conditions to Obligations of Parent.....................................................43

ARTICLE VII  TERMINATION, EXPENSES, AMENDMENT AND WAIVER.........................................................45
         7.1  Termination........................................................................................45
         7.2  Effect of Termination..............................................................................46
         7.3  Expenses...........................................................................................46
         7.4  Amendment..........................................................................................46
         7.5  Extension; Waiver..................................................................................46

ARTICLE VIII  ESCROW AND INDEMNIFICATION.........................................................................47
         8.1  Survival of Representations, Warranties and Covenants..............................................47
         8.2  Indemnity..........................................................................................47
         8.3  Escrow Fund........................................................................................48
         8.4  Damage Threshold...................................................................................48
         8.5  Escrow Period......................................................................................48
         8.6  Claims upon Escrow Fund............................................................................49
         8.7  Objections to Claims...............................................................................49
         8.8  Resolution of Conflicts; Arbitration...............................................................50
         8.9  Shareholders' Agent................................................................................50
         8.10  Distribution Upon Termination of Escrow Period....................................................51
         8.11  Actions of the Shareholders' Agent................................................................51
         8.12  Third-Party Claims................................................................................52
         8.13  Maximum Liability and Remedies....................................................................53

ARTICLE IX  GENERAL PROVISIONS...................................................................................53
         9.1  Notices............................................................................................53
         9.2  Interpretation.....................................................................................54
         9.3  Counterparts.......................................................................................55
         9.4  Entire Agreement; No Third Party Beneficiaries.....................................................55
         9.5  Severability.......................................................................................55
         9.6  Remedies Cumulative................................................................................56
         9.7  Governing Law......................................................................................56
         9.8  Assignment.........................................................................................56
         9.9  Rules of Construction..............................................................................56



                                                                         iii

SCHEDULES
---------

Company Disclosure Letter
Parent Disclosure Letter
Option Schedule

Schedule 2.12         Company Intellectual Property
Schedule 2.15         Company Employee Plans
Schedule 2.16         Company Employees
Schedule 2.18         Company Insurance
Schedule 2.24         List of Material Contracts
Schedule 2.26         Company's Third Party Consents
Schedule 2.29(a)      Company Professional Fees
Schedule 2.29(b)      Company Financial Advisory Fees
Schedule 2.30         Principal Stockholders
Schedule 4.1          Conduct of Business
Schedule 5.9          Key Company Employees
Schedule 6.2(d)       Material Parent Third Party Consents
Schedule 6.3(d)       Material Company Third Party Consents

EXHIBITS
--------

Exhibit A             Certificate of Merger
Exhibit B             Stock Restriction Agreement
Exhibit C-1           Level 1 Non-Competition Agreement
Exhibit C-2           Level 2 Non-Competition Agreement
Exhibit D             Escrow Agreement
Exhibit E             Form of Legal Opinion of Parent's Legal Counsel
Exhibit F             Form of Legal Opinion of Company's Legal Counsel
Exhibit G             FIRPTA Notice
Exhibit H             Stockholders Agreement

Appendix I            Glossary

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 21, 2000, by and among Ariba, Inc., a Delaware corporation ("Parent"), Eli Merger Corporation, a Delaware corporation ("Merger Sub") and SupplierMarket.com Inc., a Delaware corporation ("Company").

                                    RECITALS

         A. The Boards of Directors of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and stockholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, each outstanding share of capital stock of Company, par value $.001 per share ("Company Capital Stock"), shall be converted into shares of common stock of Parent, $0.002 par value per share ("Parent Common Stock"), as provided below. Parent will assume all outstanding options to purchase Company Capital Stock, all outstanding warrants to purchase Company Capital Stock, and all other outstanding rights to acquire Company Capital Stock, in each case whether or not contingent or earned, as provided below.

         C. Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         E. In addition, as an inducement to Parent to enter into this Agreement, Jonathan Burgstone and Asif Satchu (each a "Founder" and collectively, the "Founders") each have entered into Stock Restriction Agreements with Parent and each Key Company Employee (as defined in Section 5.9) have entered into a Non-Competition Agreement with Parent.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as EXHIBIT A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into

Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation and as a wholly owned subsidiary of the Parent. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 CLOSING; EFFECTIVE TIME. Unless the Agreement is earlier terminated pursuant to Article VII, the closing of the transactions contemplated hereby (the "Closing") will take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof but in any event no later than September 30, 2000 (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is SupplierMarket.com, Inc."

                  (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

         1.6 EFFECT ON CAPITAL STOCK. The total number of shares of Parent Common Stock to be issued ("Total Parent Shares") in exchange for the acquisition by Parent of (i) all shares of Company Capital Stock outstanding immediately prior to the Effective Time, (ii) all unexpired and unexercised options to purchase common stock of Company outstanding immediately prior to the Effective Time ("Company Options"), (iii) all unexpired and unexercised warrants to Purchase capital stock of Company outstanding immediately prior to the Effective Time ("Company Warrants") and
(iv) all other subscriptions, rights to purchase or commitments to issue Company Capital Stock outstanding immediately prior to the Effective Time ("Other Company Stock Rights") shall be equal to the sum of (w) 6,230,764 and
(x) the Additional Parent Shares (as defined in Section 1.9 hereof) less (y) an amount of shares of Parent Common Stock equal to (A) Expense Deductions (as defined below) divided by (B) $68.20993 and less (z) the Company Financial Advisory Fee Shares (as defined in Section 2.29) (the number of shares of Parent Common Stock referred to in clauses (w),(x), and (y) and the Share price referred to in clause (B) as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reorganizations, reclassifications and the like of such Parent Common Stock subsequent to the date hereof and prior to the Effective Time). The "Expense Deductions" shall equal the sum of (i) the Company Financial Advisory Cash Fees (as defined in Section 2.29), (ii) fifty percent (50%) of Company Professional Fees (as defined in Section 2.29) under $500,000, and (iii) all Company Professional Fees over $500,000, in each case as determined or estimated as of the Closing upon receipt of an itemized invoice releasing Parent and the Surviving Corporation from any further liability therefor from each service provider. The Total Parent Shares shall be issuable in respect of Outstanding Company Shares (as defined below) and, except as provided herein, no adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger, including, without limitation, as a result of (x) any increase or decrease in the market price of Parent Common Stock prior to the Effective Time, or (y) any cash proceeds received by Company from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Company Options or Company Warrants or pursuant to any Other Company Stock Rights.

         By virtue of the Merger, at the Effective Time, and without any action on the part of Parent, Merger Sub, Company or the holders of any of Company's securities:

                  (a) CONVERSION OF COMPANY COMMON STOCK/EXCHANGE RATIO. Each share of Company Common Stock outstanding immediately prior to the Effective Time shall be exchanged into the number of shares of Parent Common Stock determined by dividing (i) the Total Parent Shares by (ii) the Outstanding Company Shares, rounded to eight decimal points (the "Exchange Ratio").

                  (b) CANCELLATION OF COMPANY CAPITAL STOCK OWNED BY PARENT OR COMPANY. All shares of Company Capital Stock that are owned by Company as treasury stock, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) COMPANY STOCK OPTION PLAN. Company's 1999 Stock Option Plan (the "Company Stock Option Plan") and all Company Options then outstanding under the Company Stock Option Plan, whether or not exercisable, shall be assumed by Parent in accordance with Section 5.12.

                  (d) COMPANY WARRANTS. Each Company Warrant outstanding immediately prior to the Effective Time, whether or not contingent or earned, which does not terminate by its terms at the Effective Time shall be converted into warrants to acquire Parent

Common Stock in accordance with its terms. Each warrant so converted shall continue to have, and be subject to, the same terms and conditions set forth in such warrant immediately prior to the Effective Time, except that (i) such warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares Company Common Stock that were issuable upon exercise of such warrant immediately prior to the Effective Time (without regard to vesting restrictions) multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                  (e) OTHER COMPANY STOCK RIGHTS. Each Other Company Stock Right outstanding immediately prior to the Effective Time, whether or not or contingent or earned, shall be assumed by Parent. Each such right so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in such right immediately prior to the Effective Time, except that (i) such right shall represent that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable pursuant to such right immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                  (f) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, $.01 par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         1.7 ADJUSTMENTS TO EXCHANGE RATIO. The number of shares to be issued pursuant to Section 1.6 shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

         1.8 FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent for such fraction of a share one (1) full share of Parent Common Stock.

         1.9 OUTSTANDING COMPANY SHARES. The term "Outstanding Company Shares" shall be equal to the sum of (i) the aggregate number of shares of Company Common Stock (as defined in Section 2.2 below) outstanding immediately prior to the Effective Time, including shares of Company Common Stock issuable upon conversion of Company Preferred Stock (as defined in Section 2.2 below) prior to the Effective Time, (ii) the aggregate number of shares of Company Common Stock issuable upon the exercise of any Company Options outstanding immediately prior to the Effective Time, whether or not contingent or earned, provided, however, that (A) shares of Company Common Stock issuable upon the exercise of any Company Options granted by the Company pursuant to Section 5.27 hereof in excess of the sum of (I) an aggregate of 50% of the shares of Company Common Stock issuable upon the exercise of any Company Options granted by the Company pursuant to Section 5.27 hereof and (II) any Company Options cancelled or shares of Company Common Stock repurchased by Company subsequent to the date hereof and prior to the Effective Time, and (B) shares of Company Common Stock issuable upon the exercise of any Company Options granted by the Company pursuant to
Section 5.28 hereof shall not be considered Outstanding Company Shares, (iii) the aggregate number of shares of Company Common Stock issuable upon the exercise of any Company Warrants outstanding immediately prior to the Effective Time, whether or not contingent or earned, and (iv) the aggregate number of shares of Company Common Stock issuable pursuant to any Other Company Stock Rights outstanding immediately prior to the Effective Time, whether or not contingent or earned, in the case of clauses (ii), (iii) and (iv) after giving effect to the conversion of any securities convertible into Company Common Stock. The number of shares of Parent Common Stock issuable upon the assumption of Company Options by Parent pursuant to this Agreement of the Company Options referred to in clauses (A) (as modified by subclauses I and II) and (B) of the immediately preceding sentence are referred to as the "Additional Parent Shares."

         1.10     DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law. Any Dissenting Shares shall be included for purposes of determining the number of Outstanding Company Shares.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Parent Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Company and (ii) Company agrees that, except with the prior written consent of Parent, or as required under Delaware Law, it will not make any payment with respect to, or settle or offer to settle any claim, demand, or other liability with respect to any Dissenting Shares.

         1.11     SURRENDER OF CERTIFICATES.

                  (a) EXCHANGE AGENT. Bank Boston, N.A. (or its successor) shall act as exchange agent (the "Exchange Agent") in the Merger.

                  (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, but in any event within ten (10) business days, Parent shall make available to the Exchange Agent for exchange in accordance with this
Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time less the number of shares of Parent Common Stock to be deposited into the Escrow Fund (as defined in Section 8.3 hereof) pursuant to the requirements of Article VIII hereof.

                  (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock, whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other customary provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. In addition Parent shall cause to be mailed to Broadview International LLC ("Broadview") a Certificate for the Company Financial Advisory Fee Shares in accordance with instructions provided to Parent by Broadview which are reasonably acceptable to Parent. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to Section 1.6, less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.3 hereof, Parent shall cause to be delivered to the Escrow Agent (as defined in Section 8.3 hereof) a certificate or certificates representing ten percent (10%) of the Total Parent Shares ("Escrow Shares") which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.11. The Escrow Shares shall be comprised entirely of Shares of Parent Common Stock that are not subject to any vesting restriction or repurchase right. The entire portion of Escrow Shares shall be contributed in respect of Total Parent Shares issuable to Former Company Stockholders pursuant to Section 1.6(a) other than
(A) such stockholders who acquired all of his or her shares of Company Capital Stock via exercise of employee stock options issued by Company and (B) the stockholder other than the Founders, who is an employee of the Company and acquired all of his shares of Company Capital stock via a restricted stock grant by the Company. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Article VIII. The Escrow Shares will appear as issued and outstanding on Parent's balance sheet and will be legally outstanding under applicable state law. All dividends paid on Escrow Shares (excluding any shares of Parent Capital Stock paid in connection with a stock split or stock dividend) will be distributed currently to each of the exchanging Former Company Stockholders, and all voting rights of the Escrow Shares will be exercisable by or on behalf of each such Former Company Stockholder. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.11(d)) with respect to such shares of Parent Common Stock.

                  (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.11, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) DISSENTING SHARES. The provisions of this Section 1.11 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.11 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

         1.12 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.13 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.14 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code.

         1.15 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

         1.16 STOCK RESTRICTION AGREEMENTS. As of the date hereof, each of the Founders shall have entered into a Stock Restriction Agreement substantially in the form of attached hereto as EXHIBIT B.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY
                    -----------------------------------------

         The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter delivered by Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Letter"). The Company Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II. Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

         2.1 ORGANIZATION, STANDING AND POWER. Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company has the corporate power to own its properties and to carry on its business as currently conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 9.2) on Company. Company has delivered to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Company including any amendments thereto. Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Company does not directly or indirectly own any capital stock or similar equity interest in, or any interest convertible or, exchangeable or exercisable for, any capital stock or similar equity interest in, any corporation, partnership, limited liability company, or other business association or entity.

         2.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Company consists of 85,000,000 shares of Common Stock, par value $0.001 per share ("Company Common Stock"), and 22,652,913 shares of Preferred Stock, par value $0.001 per share, of which there were issued and outstanding, 10,150,863.5 shares of Common Stock disregarding any option exercises following June 14, 2000, 6,562,873 shares of Series A Preferred Stock (the "Series A Preferred"), and 16,040,039 shares of Series B Preferred Stock (the "Series B Preferred," together with the Series A Preferred, the "Company Preferred Stock"). As of the date hereof, there are no other outstanding shares of Company Capital Stock disregarding any option exercises following June 14, 2000. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances (other than any liens or encumbrances created by or imposed upon the holders thereof), and except as set forth on Section 2.2 of the Company Disclosure Letter are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. As of the date hereof, Company has reserved (i) 13,225,746 shares of Company Common Stock for issuance upon conversion of the Series A Preferred, (ii) 8,020,020 shares of Company Common Stock for issuance upon conversion of the Series B Preferred, (iii) 6,551,924 shares of Company Common Stock for issuance to employees, directors, consultants and other persons pursuant to the Company Stock Option Plan (of which 291,618 shares have been issued pursuant to option exercises or direct stock purchases through June 14, 2000, and 4,355,315 shares are subject to outstanding, unexercised options as of June 14, 2000), (iv) 818,030 shares of Company Common Stock for issuance upon exercise of the Company Warrants, of which none are subject to outstanding Company Warrants, and (v) no shares of Company Common Stock issuable pursuant to Other Company Stock Rights, of which none are subject to outstanding Other Company Stock Rights. Section 2.2 of the Company Disclosure Letter contains a complete list of all Company Options granted to non-employees that are subject to vesting and any shares of Company Capital Stock held by non-employees that are subject to a right of repurchase in favor of the Company. As of the date hereof, except for (i) the rights contemplated by this Agreement and the Stock Restriction Agreements, (ii) Company's right to repurchase any unvested shares under the Company Stock Option Plan, (iii) shares of Company Common Stock issuable upon exercise of outstanding Company Options and

Company Warrants, as specified in clauses (iii) and (iv) of the immediately preceding sentence, and (iv) 50,000 shares of Series A Preferred Stock issuable pursuant to outstanding warrants to purchase Series A Preferred Stock, there are no other options, warrants, calls, rights, commitments or agreements of any character (whether or not contingent or earned) to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating Company to grant, extend, accelerate the vesting or lapse of a repurchase right of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. As of the date hereof, except as contemplated by this Agreement, there are no currently effective contracts, commitments or agreements relating to the voting, purchase or sale of Company Capital Stock (i) between or among Company and any of its stockholders and (ii) to Company's knowledge, among any of Company's stockholders or between any of Company's stockholders and any third party except for the stockholders delivering the Stockholders Agreement attached hereto as EXHIBIT H. The terms of the Company Stock Option Plan permit the assumption of the Company Stock Option Plan by Parent as provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Company stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions or lapse of repurchase rights (or eligibility for such acceleration or lapse by virtue of the Merger) in effect for such options. True and complete copies of all agreements and instruments evidencing all outstanding Company Options issued under the Company Stock Option Plan have been furnished to Parent, and such agreements and instruments have not been amended, modified or supplemented, except where any such modification has been supplied to Parent, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Parent. All outstanding shares of Company Capital Stock and outstanding Company Options, Company Warrants and Other Company Stock Rights were issued in compliance with all applicable federal and state securities laws.

         2.3      AUTHORITY.

                  (a) Company has all requisite corporate power and authority to execute and deliver this Agreement and the Escrow Agreement (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder, subject to obtaining necessary approvals of the Company's stockholders. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of the Merger by Company's stockholders as contemplated by
Section 6.1(a). The Transaction Documents have been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Company enforceable against Company in accordance with their terms.

                  (b) The execution and delivery of the Transaction Documents by Company do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Certificate of

Incorporation, as amended (the "Company Certificate"), or Bylaws of Company, as amended (the "Company Bylaws"), (ii) any Material Contract (as defined in
Section 2.24), permit, concession, franchise, license, judgment, orders or decree, or (iii) any statute, law, ordinance, rule or regulation applicable to Company or any of its properties or assets subject to obtaining the approval and adoption of the Agreement and the Merger by the stockholders of Company and compliance with the requirements of subsection (c) below.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required to be obtained or made by or with respect to Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions by Company contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); (iv) the filing of an application for qualification by permit with the California Department of Corporations pursuant to Section 5.2 hereof or the filing of a Registration Statement to the extent such permit is not issued; and (v) any such other consent, approval, order or authorization where any failure to obtain the same would not have a Material Adverse Effect on Company and would not prevent, materially alter or delay by more than five (5) business days any of the transactions contemplated by the Transaction Documents.

         2.4 FINANCIAL STATEMENTS. Company has delivered to Parent its audited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows) for the fiscal year ended December 31, 1999 and its unaudited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows) as of, and for the five (5) month period ended May 31, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles as in effect in the United States on the date hereof ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. Company believes that its current revenue recognition policy complies with the guidelines contained in SAB 101 (Revenue Recognition in Financial Statements). The Financial Statements fairly present in all material respects the financial condition and operating results of Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments. Company maintains a standard system of accounting established and administered in accordance with GAAP.

         2.5 ABSENCE OF CERTAIN CHANGES. Except as permitted under Section 4.1 of this Agreement for changes occurring after the date hereof, since May 31, 2000, (the "Company Balance Sheet Date"), Company has conducted its business in the ordinary course and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has had, or might reasonably be expected to have, a Material Adverse Effect on Company; (ii) any acquisition, sale or transfer of any material asset of Company; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by

Company or any revaluation by Company of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any Material Contract entered into by Company, or any material amendment or termination of, or default under, any Material Contract to which Company is a party or by which it is bound in each case other than as set forth in Schedule 2.24; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Company to any of its directors, employees or consultants other than compensation adjustments and stock options granted to Company employees pursuant to Section 4.1; or (viii) any negotiation or agreement by Company to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet as of the Company Balance Sheet Date (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business prior to the Company Balance Sheet Date and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date, and (iv) those incurred in connection with the execution of this Agreement.

         2.7 ACCOUNTS RECEIVABLE. The accounts receivable shown on the Company Balance Sheet arose in the ordinary course of business. Allowances for doubtful accounts have been prepared in accordance with GAAP, and to the Company's knowledge are adequate. The accounts receivable of the Company arising after the Company Balance Sheet Date and prior to the date hereof arose, and the accounts receivable arising prior to the Effective Time will arise, in the ordinary course of business. None of the accounts receivable of the Company are subject to any material claim of offset or recoupment, or counterclaim, and Company has no knowledge of any specific facts that would be reasonably likely give rise to any such claim. No material amount of accounts receivable of the Company are contingent upon the performance by Company of any obligation. No material agreement for deduction or discount has been made with respect to any accounts receivable of the Company.

         2.8 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court, tribunal or other entity, foreign or domestic, or, to the knowledge of Company, threatened (or, to the knowledge of the Company, any reasonable basis for any such action, suit, proceeding, claim, arbitration or investigation, including allegations that could form the basis for future action) against Company or any of its properties or officers or directors (in their capacities as such), nor does Company have any reason to expect that any such activity, threat or allegation will be forthcoming. There is no judgment, decree or order against Company, or, to the knowledge of Company, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay by more than five (5) business days any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company. All litigation to which Company is a party (or, to the knowledge of Company, threatened to become a party) is disclosed in the Company Disclosure Letter. Company does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

         2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree, including any exclusive or non-exclusive arrangement, binding upon Company that has or could reasonably be expected to have the effect of prohibiting or impairing any current or proposed business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted or as proposed to be conducted by Company.

         2.10 GOVERNMENTAL AUTHORIZATION. Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of Company's business or the holding of any such interest in any of its properties ("Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on Company.

         2.11 TITLE TO PROPERTY. Company has (a) good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Company Balance Sheet Date), or (b) with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (as to both (a) and (b)) (i) the lien of current taxes not yet due and payable, (ii) liens securing debt that are reflected on the Company Balance Sheet and (iii) imperfections of title and encumbrances, if any, which are not material in character or amount. The property and equipment of Company that are used in the operations of its business are in good operating condition and repair, reasonable wear and tear excepted. All properties used in the operations of Company are reflected in the Company Balance Sheet to the extent GAAP require the same to be reflected. The Company does not own any real property.

         2.12 INTELLECTUAL PROPERTY.

              (a) Company owns or is licensed for, or in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property (defined below) that is used, exercised, or exploited ("Used") in, or that may be necessary for, its business as currently conducted ("Company Intellectual Property," which term will also include all other Intellectual Property owned by or licensed to Company now or in the past) without to Company's knowledge any conflict with or infringement or misappropriation of any rights or property of others ("Infringement"). Such ownership, licenses and rights are exclusive (A) except with respect to Inventions (defined below) in the public domain that are not important differentiators of Company's business or proposed business and (B) except with respect to standard, generally commercially available, "off-the-shelf" third party products that are not part of any current or product, service or Intellectual Property offering of Company. No Company Intellectual Property (excluding Intellectual Property licensed to Company only on a nonexclusive basis) was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. "Intellectual Property" means (i) inventions; trade names, trade marks, service marks, URLs ("Marks"); works of authorship; mask works; technology; know-how; trade secrets, and information designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort ("Inventions") and (ii) patent rights; Mark rights; copyrights; mask work rights; SUI GENERIS database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto ("IP Rights"). All copyrightable matter within Company Intellectual Property has been created by persons who were employees of Company at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto. Company has not received any written communication alleging or suggesting that or questioning whether Company has been or may be (whether in its business as currently conducted or proposed to be conducted or otherwise) engaged in, liable for or contributing to any Infringement, nor does Company have any reason to expect that any such communication will be forthcoming.

              (b) To the extent included in Company Intellectual Property,
SCHEDULE 2.12 lists (by name, number, jurisdiction, owner and, where applicable, the name and address of each inventor) all patents and patent applications; all registered and material unregistered Marks; and all registered and, if material, unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by Company. To Company's knowledge, there are no questions or challenges (or any specific basis therefor) with respect to the validity of any of the foregoing issued or registered IP Rights (or any part or claim thereof) or with respect to the patentability of any claim of any of the foregoing patent applications.

              (c) There is, to the knowledge of Company, no unauthorized Use, disclosure, infringement or misappropriation of any Company Intellectual Property by any third party, including, without limitation, any current or former employee or consultant of Company.

              (d) Company has taken all reasonable steps that are necessary and appropriate to protect and preserve the confidentiality of all Company Intellectual Property trade secrets that is not otherwise disclosed in published patents or patent applications or registered copyrights ("Company Confidential Information"). All use by and disclosure to employees, consultants or others of Company Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements. Except as set forth in SCHEDULE 2.12, Company has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow holder or other person any part of any Source Materials (defined in Section 2.24(m)).

              (e) Each current and former employee and consultant of Company has executed and delivered (and to the knowledge of Company is in compliance with) an agreement in substantially the form of Company's standard Proprietary Information and Inventions Agreement (in the case of an employee) or other disclosed agreements (in the case of a contractor) other agreements which agreement provides valid written assignments of all title and rights to any Company Intellectual Property conceived or developed thereunder, or otherwise in connection with his or her consulting or employment, but not already owned by Company by operation of law and to the knowledge of the Company each such agreement is enforceable in accordance with its terms.

              (f) To Company's knowledge, Company is not Using, and it will not be necessary to Use, (i) any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by Company or (ii) any confidential information or trade secrets of any former employer of any such person.

         2.13 ENVIRONMENTAL MATTERS. Company is and has at all times operated its business in material compliance with all Environmetnal Laws and to Company's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

         2.14 TAXES.

              (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information statements, returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Company (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns and, to the knowledge of the Company, any other Taxes due on or before the Effective Time have been or will be paid on or before such date. The Company Balance Sheet (i) fully accrues in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the Company Balance Sheet Date, and Company has not and will not incur any Tax liability (determined in accordance with GAAP) in excess of the amount reflected on such Company Balance Sheet with respect to such periods (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes with respect to periods after the Company Balance Sheet Date. No material Tax liability since the Company Balance Sheet Date has been or will be incurred by Company other than in the ordinary course of business, and adequate provision has been made by Company for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

              (b) Company has previously provided or made available to Parent true and correct copies of all Tax Returns. Company has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. To the best knowledge of Company, none of its Tax Returns have been examined and closed. Company (or any member of any affiliated or combined group of which Company has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or investigation now pending to the knowledge of Company with respect to Company in respect of any Tax or assessment of the Company. No notice of deficiency or similar document of any Tax authority has been received by Company, and to the knowledge of the Company there are no material liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Company, materially and adversely affect the liability of Company for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Company. Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Company is in compliance in all material respects with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Company nor any person on behalf of Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Company. None of the assets of Company directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. Company has never been a party (either as a distributing corporation or as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. To the Company's knowledge, no Company stockholder is other than a United States person within the meaning of the Code. Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country. Company has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of federal or state law. There is no agreement, contract or arrangement to which Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 162(a) (by reason of being unreasonable in amount), 162 (b) through (p) or 404 of the Code, except where the failure of such payment to be deductible would not have a Material Adverse Effect with respect to the Company. Except as may arise pursuant to leases or licensing arrangements, Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Company, nor does Company owe any amount under any such Agreement. Other than by reason of the Merger, Company has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger, except where such adjustment would not have a Material Adverse Effect with respect to the Company.

              (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profit tax, custom, duty or other like assessment, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.14, the term "Company" means Company and any entity included in, or required under GAAP to be included in, any of the Company Financial Statements.

         2.15 EMPLOYEE BENEFIT PLANS.

              (a) For all purposes under this Section 2.15, "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA), that, together with Company, is treated as a single employer under Section 4001(b) of ERISA or
Section 414 of the Code. Except for the plans and agreements listed in SCHEDULE
2.15 (collectively, the "Plans"), Company and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to any of the following for the benefit of employees or former employees of Company and its ERISA Affiliates and their dependents or survivors (whether or not set forth in a written document):

                  (A) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  (B) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

                  (C) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

              (b) Neither Company nor any ERISA Affiliate has, since January 1, 1996, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

              (c) Company has provided to Parent complete, accurate and current copies of each of the following:

                  (A) The text (including amendments) of each of the Plans, to the extent reduced to writing;

                  (B) A summary of each of the Plans, to the extent not previously reduced to writing;

                  (C) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                      (i) The most recent summary plan description, as described in section 102 of ERISA;

                      (ii) Any summary of material modifications that has been distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (i) above; and

                      (iii) The annual report, as described in section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared.

                  (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been materially satisfied.

                  (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been materially satisfied.

                  (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been materially satisfied.

                  (g) None of the Plans is intended to be a tax-qualified Plan described in Section 401(a) of the Code.

                  (h) Neither Company nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA.

                  (i) All contributions, premiums or other payments due from Company to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Company. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

                  (j) All Company Options vest over a four year period and are subject to a six month minimum service requirement.

         2.16 EMPLOYEES AND CONSULTANTS.

              (a) SECTION 2.16 of the Company Disclosure Letter contains a true and complete list of all individuals employed by the Company as of the date hereof and the position and base compensation payable to each such individual. The Company Disclosure Letter contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Company is a party, including any provisions providing for acceleration of payment or vesting of any benefit or lapse of repurchase rights (or eligibility for such acceleration or lapse by virtue of the Merger).

              (b) Company is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

              (c) The consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Company, (ii) the acceleration of payment or vesting of any benefit or lapse of repurchase rights (or eligibility for such acceleration or lapse by virtue of the Merger), option or right to which any employee, director or independent contractor of Company may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Company or (iv) any cost becoming due or accruing to Company or the Parent with respect to any employee, director or independent contractor of Company.

              (d) Except as set forth on SECTION 2.16 of the Company Disclosure Letter, Company is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

              (e) As of the date of this Agreement, to Company's knowledge, no employee of Company has been injured in the work place or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

              (f) Company has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the knowledge of Company, the information and documents on which Company relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Company pursuant to IRCA, and to the knowledge of Company, there is no basis for the filing of such a complaint. Attached to SECTION 2.16 of the Company Disclosure Letter is a true and complete list of all employees who, to the Company's knowledge, are not U.S. citizens, along with a description of the legal status under which each such individual is permitted to work in the United States.

              (g) Company has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Company, is there a reasonable basis for any complaint.

              (h) Company's action in complying with the terms of this Agreement will not violate any agreements with any of Company's employees.

              (i) Company has filed all required reports and information with respect to its employees that are due prior to the date of this Agreement and the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies. Company has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

              (j) To the knowledge of Company none of Company's employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Company or that could reasonably be expected to conflict with any of Company's business as currently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Company's business as currently conducted or proposed, will, to Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

         2.17 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of Company or member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them except for any advances in the ordinary course of business not exceeding $5,000 per individual. To the knowledge of the Company, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Company is affiliated or with which Company has a business relationship, or any firm or corporation that competes with Company, except to the extent that employees, officers, or directors of Company and members of their immediate families own stock in a publicly traded company representing less than one percent (1%) of the outstanding stock of such company. No member of the immediate family of any officer or director of Company is directly or indirectly interested in any Material Contract.

         2.18 INSURANCE. Attached hereto as SCHEDULE 2.18 is a list of policies of insurance and bonds of Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company is otherwise in compliance with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.19 COMPLIANCE WITH LAWS. Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as will not have a Material Adverse Effect on Company.

         2.20 BROKERS' AND FINDERS' FEES. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.21 VOTE REQUIRED. The affirmative vote of the holders of a majority of each class and each series of the shares of Company Capital Stock outstanding on the record date set for the Company Stockholders Consent (as defined in Section 5.3(a)) is the only vote of the holders of any of Company's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

         2.22 TRADE RELATIONS. Company has not since inception terminated its relationship with any supplier participating in its Internet-based marketplace (the "Marketplace") which had theretofore paid or been obligated to pay Company in excess of $10,000 or any buyer participating in the Marketplace that has submitted requests for quotes resulting in revenue to the Company in excess of $2,500. All of the prices charged by Company in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or, to Company's knowledge, threatened against Company with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to Company's knowledge, no specific situation, set of facts, or occurrence provides any reasonable basis for any such claim.

         2.23 BUYERS AND SUPPLIERS. As of the date hereof, no buyer that has submitted requests for quotes resulting in revenue to the Company in excess of $2,500 in the Marketplace and no supplier in the Marketplace which individually accounted for more than $5,000 of Company's gross revenues during any quarter preceding the date hereof, has to the knowledge of the Company canceled or otherwise terminated, or to the knowledge of the Company made any threat to Company to cancel or otherwise terminate its relationship with Company or the Marketplace for any reason including, without limitation the consummation of the transactions contemplated hereby, and to Company's knowledge, no such buyer or supplier intends to cancel or otherwise terminate its relationship with Company or the Marketplace, as the case may be. Company has not knowingly breached, so as to provide a benefit to Company that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any buyer or supplier participating in the Marketplace.

         2.24 MATERIAL CONTRACTS. Except for the material contracts described in
SCHEDULE 2.24 (collectively, the "Material Contracts"), Company is not a party to or bound by any material contract, including without limitation:

              (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

              (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than $50,000 over the life of the contract;

              (c) any contract that Company may not terminate without material penalty within one year from the date of this Agreement (including any period of time during which such contract may be renewed by any person other than the Company) and that expires more than one year from the date of this Agreement (including any period of time during which such contract may be renewed by any person other than the Company);

              (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

              (e) any contract for capital expenditures in excess of $100,000 in the aggregate;

              (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act");

              (g) any contract pursuant to which Company leases any real property;

              (h) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

              (i) any contract with any person who is an Affiliate of the Company (as defined below);

              (j) any agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than software licensees or professional services contracts entered in the ordinary course of business;

              (k) any license, sublicense or other agreement to which Company is a party (or by which it or any Company Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, or given access to any Company Intellectual Property;

              (l) any license, sublicense or other agreement pursuant to which Company has been or may be assigned or authorized to Use, or has or may have incurred any obligation in connection with, (A) any third party Intellectual Property that is incorporated in or form a part of any current or proposed product, service or Intellectual Property offering of Company or (B) any Company Intellectual Property;

              (m) any agreement pursuant to which Company has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Company Intellectual Property ("Source Materials"); and

              (n) any agreement (other than an agreement to license "off-the-shelf" software that is readily available at established commercial rates) to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof.

         2.25 NO BREACH OF MATERIAL CONTRACTS. The Company has performed all material obligations required to be performed by it and is entitled to all material benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company or to Company's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract or (B) result in the loss or expiration of any right or option by Company (or the gain thereof by any third party) under any Material Contract or (C) the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.24(m)). True, correct and complete copies of all Material Contracts have been delivered to the Parent.

         2.26 THIRD-PARTY CONSENTS. SCHEDULE 2.26 lists all Material Contracts that require (a) a novation or consent to assignment, as the case may be, prior to the Effective Time so that the Surviving Corporation shall be made a party in place of Company or as assignee or (b) a consent of any third party to the Merger or any change of control of Company.

         2.27 MINUTE BOOKS. The minutes and consents of Company made available to Parent contain a complete and accurate summary in all material respects of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         2.28 COMPLETE COPIES OF MATERIALS. Company has delivered or made available true and complete copies of each document, which has been requested by Parent or its counsel in connection with their legal and accounting review of Company.

         2.29 EXPENSES. All financial advisory and investment banking fees and expenses that have been or may be incurred by Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement (the "Company Financial Advisory Fees") are set forth on SCHEDULE 2.29(a), consisting of fees payable in Parent Shares ("Company Financial Advisory Fee Shares") and fees payable in cash ("Company Financial Advisory Cash Fees"). All legal, accounting, consulting and other professional fees and expenses (other than Company Financial Advisory Fees) that have been or may be incurred by Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement (the "Company Professional Fees") are set forth on SCHEDULE 2.29(b).

         2.30 STOCKHOLDER AGREEMENT. Principal Stockholders of Company (as set forth in Schedule 2.30), representing the majority of each class and each series of outstanding shares of Company Capital Stock have agreed in writing to vote for approval of the Merger pursuant to voting agreements attached hereto as EXHIBIT H ("Stockholder Agreement").

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
             -------------------------------------------------------

         Parent and Merger Sub represent and warrant to Company that the statements contained in this Article III are true and correct, except as set forth in the Disclosure Letter delivered by Parent to Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Letter"). The Parent Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article III. Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

         3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and each of its subsidiaries which is a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act (an "Parent Significant Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and its Parent Significant Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Parent has made available a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and Merger Sub, each as amended to date, to Company. Neither Parent nor Merger Sub (or any other subsidiary) is in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Parent is the owner of all outstanding shares of capital stock of each of its Parent Significant Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Parent free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Parent or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

         3.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Parent consists of (i) 600,000,000 shares of Parent Common Stock and
(ii) 20,000,000 shares of preferred stock, par value $0.002 per share ("Parent Preferred Stock"). As of June 16, 2000, (i) 237,803,651 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) 44,863,904 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding options to purchase Parent Common

Stock and (iii) shares of Parent Common Stock were reserved for issuance pursuant to outstanding warrants to purchase Parent Common Stock, as described in the Parent SEC Documents (as defined in Section 3.4). As of the date hereof, no shares of Parent Preferred Stock were issued and outstanding. As of June 16, 2000, except for outstanding options and warrants referred to in clauses (ii) and (iii) of the first sentence of this Section 3.2, there are no outstanding options or warrants, or agreements relating to the issuance of capital stock of Parent or obligating Parent to issue or sell any shares of its capital stock. The shares of Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders and, will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. There are no contracts, commitments or agreements relating to voting, registration, purchase or sale of Parent's capital stock (i) between or among Parent and any of its stockholders or (ii) to Parent's knowledge, between or among any of Parent's stockholders or between any of Parent's stockholders and any third party.

         3.3  AUTHORITY.

              (a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement and the other Transaction Documents have been duly executed and delivered by each of Parent and Merger Sub and constitute the valid and binding obligations of each of Parent and Merger Sub.

              (b) The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or any Parent Significant Subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Parent Significant Subsidiaries or their properties or assets.

              (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or any Parent Significant Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by Parent or the consummation by Parent of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) any filings as may be required under applicable federal and state securities laws, including, but not limited to, qualification pursuant to Section 25121 of the California Law (as defined in Section 5.2 below) and the securities laws of any foreign country,
(iii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the Parent Total Shares, (iv) such filings as may be required under HSR; and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

         3.4 SEC DOCUMENTS. Parent has made available to Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Parent since June 23, 1999, and, prior to the Effective Time, Parent will have made available Company with true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC Documents"). All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in default thereunder where default would not reasonably be expected to have a Material Adverse Effect on Parent. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

         3.5 LITIGATION. Except as may be set forth in the Parent SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court, tribunal or other entity, foreign or domestic, or to the knowledge of Parent, threatened against Parent or any of its respective properties or any of its respective officers or directors (in their capacities as such) required to be disclosed pursuant to Item 103 Regulation S-K under the Security Act that is not so disclosed.

         3.6 COMPLIANCE WITH LAWS. Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

         3.7 CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the

By-Laws of Parent and the Certificate of Incorporation and By-Laws of Merger Sub. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

         3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1999, except as contemplated by or as disclosed in this Agreement, or as disclosed in any Parent SEC Report filed since June 23, 1999, there has not occurred any material adverse change in the condition (financial or otherwise but excluding prospects), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Parent and its subsidiaries, taken as a whole; other than (i) a material adverse change generally affecting the industry in which the Parent operates, (ii) a material adverse change in capital markets, (iii) any changes resulting from or arising in connection with changes in the market price or trading volume of Parent Common Stock or the failure of Parent to meet or exceed research analysts' projections of operating results, (iv) stockholder class action or other stockholder litigation alleging breach of fiduciary or other duty or violation of securities or other laws or
(v) changes in, or in the Parent application of, GAAP.

         3.9 OPERATIONS OF MERGER SUB. Merger Sub is a wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations solely as contemplated by this Agreement.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

         4.1 CONDUCT OF BUSINESS OF COMPANY AND PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Company further agrees to
(i) pay Taxes when due subject to good faith disputes over such debts or Taxes,
(ii) pay all debts and amounts due or other outstanding obligations, except for those owed to vendors of the Company in the ordinary course of business, when due subject to good faith disputes over such amounts or obligations, (iii) subject to Parent's consent which cannot be unreasonably withheld and must be timely given the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and (iv) to use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company agrees to promptly notify Parent of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Company. Without limiting the foregoing, except as expressly contemplated by the provisions of this Agreement other than Sections 5.26, 5.27 and 5.28 and except for those items set forth on SCHEDULE 4.1, Company shall not do, cause or permit any of the following, without the prior written consent of Parent:

              (a) CHARTER DOCUMENTS. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

              (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

              (c) MATERIAL CONTRACTS. Enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any material terms of any of its material contracts, agreements or licenses other than in the ordinary course of business;

              (d) STOCK OPTION PLAN. Except as disclosed in the Company Disclosure Letter, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under the Company Stock Option Plan, authorize cash payments in exchange for any options or other rights granted under such plan or otherwise amend such plan;

              (e) ISSUANCE OF SECURITIES. Except as allowed pursuant to Section 4.1(f), issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and (ii) the issuance of shares of Company Common Stock issuable upon conversion of Company Preferred Stock. Without limiting the forgoing, take any actions to effect an initial public offering of Company Common Stock.

              (f) GRANTS OF STOCK OPTIONS. Grant any options, subscriptions, rights or warrants to purchase any shares of its capital stock or securities convertible into its capital stock, including, but not limited to, options granted pursuant to Sections 5.27 and 5.28;

              (g) INTELLECTUAL PROPERTY. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of non-exclusive licenses in the ordinary course of business;

              (h) EXCLUSIVE RIGHTS. Enter into or amend any material agreements pursuant to which any other party is granted exclusive marketing, manufacturing, distribution or other exclusive rights of any type or scope with respect to any of its products or technology;

              (i) DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole;

              (j) INDEBTEDNESS. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

              (k) LEASES. Enter into any operating lease requiring payments in excess of $50,000;

              (l) PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy in an amount in excess of $50,000 in any one case or $200,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

              (m) CAPITAL EXPENDITURES. Incur or commit to incur any capital expenditures in any time period in excess of $50,000;

              (n) TERMINATION OR WAIVER. Terminate or waive any right of substantial value other than in the ordinary course of business;

              (o) INSURANCE. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

              (p) EMPLOYEE BENEFITS; SEVERANCE. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business (but not to exceed five percent (5%) of such employees existing salary or wages), (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other similar plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except with respect to matters set forth in Section 4.1(p) of the Disclosure Letter, or (v) pay any bonus in excess of $500 per person;

              (q) LAWSUITS. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills or (ii) for a breach of this Agreement or (iii) where the failure to commence such lawsuit or arbitration proceeding would immediately result in the permanent impairment or loss of any material benefit or right of the Company or incurrence of any material liability to the Company (provided that whenever possible the Company shall consult with Parent at least five (5) business days before commencing such lawsuit or proceeding);

              (r) ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

              (s) TAXES. Make any material tax election other than in the ordinary course of business, change any material tax election, adopt any tax accounting method other than in the ordinary course of business, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Parent shall not unreasonably withhold or delay approval of any of the foregoing actions; or

              (t) OTHER. Voluntarily or intentionally take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through
(s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         4.2 NOTICES. Company shall give all notices and other information required to be given to the employees of Company, any collective bargaining unit representing any group of employees of Company, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------

         5.1  NO SOLICITATION.

              (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with
Section 7, except a termination pursuant to Section 7.1(c) hereof, Company shall not, directly or indirectly, through any officer, director, employee, representative, affiliate or agent, (i) solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or offer that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale or license of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to approve or recommend any Takeover Proposal.

              (b) Company shall notify Parent immediately (and no later than 24 hours) after receipt by Company (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the employees, properties, books or records of Company by any person or entity that informs Company that it is considering making, or has made, a Takeover Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         5.2  SECURITIES ISSUANCES.

              (a) The shares of Parent Common Stock to be issued in connection with the Merger are expected to be securities exempt from registration under the Securities Act by reason of Section 3(a)(10) thereof and are intended to be issued pursuant to a fairness hearing (the "Hearing") conducted pursuant to
Section 25142 of the California Corporate Securities Laws of 1968, as amended (the "California Law") and under applicable state blue sky laws. Subject to this
Section 5.2, Parent shall use commercially reasonable efforts to file with the California Department of Corporations (the "Department"), as promptly as practical after the execution of this Agreement (and in no event later than 14 days following the date hereof) an Application for Qualification of Securities under Section 25121 of the California Law, a proposed Notice of the Hearing and a request for the Hearing to be held by the Department to consider the terms, conditions and fairness of the transactions contemplated by this Agreement and the Merger pursuant to Section 25142 of the California Law including all required exhibits thereto (the "Application"). Parent and Company shall use commercially reasonable efforts to obtain a permit pursuant to Section 25121 of the California Law and the Application to issue such shares (the "Permit") as promptly as practicable (and in no event later than 51 days following the date hereof).

              (b) Parent shall use commercially reasonable efforts to prepare, with the cooperation of the Company, as promptly as practicable after the execution of this Agreement (and in no event later than 14 days following the date hereof) the Application. Parent and the Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Application, or in any amendments or supplements or exhibits thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Application. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Parent shall not include in the Application any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion. Each party shall cause an officer of such party who has been substantively involved with the negotiations of the Merger to attend and participate in the Hearing.

              (c) The Company shall use commercially reasonable efforts to prepare, with the cooperation of Parent, as promptly as practicable (but in no event later than 14 days following the date hereof) an information statement to be sent to stockholders of Company in connection with their consideration of approval of the Merger and this Agreement (as amended or supplemented, the "Information Statement"). The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the

Company shall each use commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of the Company that the Company stockholders approve the Merger and this Agreement and the conclusion on the Board of Directors that the terms and conditions of the Merger are advisable and fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

              (d) Company and Parent will notify each other promptly of the receipt of any comments from the Department or its staff and of any request by the Department or any other government officials for amendments or supplements to any of the documents filed therewith or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the Department, or its staff or any other government officials, on the other hand, with respect to the filing.

              (e) The information supplied by the Company for inclusion in the Application shall not at the time the Hearing is held and the time the qualification of such securities is effective under Section 25122 of the California Law contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's stockholders, at the time of the Company Stockholders Consent and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Consent which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in the Application or the Information Statement.

              (f) The information supplied by Parent and Merger Sub for inclusion in the Application shall not, at the time the Hearing is held and the time the qualification of such securities is effective under Section 25122 of the California Law, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's stockholders, at the time of the Consent Company Stockholders and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Consent Solicitation which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

              (g) In the event that, (i) within thirty-five (35) days after the date hereof the Department has not scheduled a date for the Hearing or (ii) the Hearing has not been held and concluded and the Permit has not been issued by the Department on or within fifty-one (51) days after the date hereof, then, in each case at the Company's election, Parent shall immediately commence efforts to prepare with the cooperation of Company, and file, with the SEC a registration statement of Form S-4 (as amended and supplemented, the "Registration Statement") in which the Information Statement shall be included as part of a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. The Parent shall (i) file the Registration Statement as promptly as reasonable practicable, and in any event no later than twenty-one (21) days after the date Parent is requested in writing to commence preparation of the Registration Statement pursuant to this
Section 5.2(g), and (ii) shall use commercially reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement. Parent shall furnish all information concerning Parent and Merger Sub as the Company may reasonably request in connection with such actions and the preparation of the Information Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Information Statement to its stockholders.

              (h) The Registration Statement and the information supplied by Parent for inclusion in the Information Statement shall not, at (i) the time the Registration Statement is declared effective by the SEC; (ii) the time the Information Statement is first mailed to the stockholders of the Company; (iii) the time of the Company Stockholders Consent; and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its subsidiaries, or their respective officers or directors, should be discovered by Parent which should be set forth in amendment or a supplement to the Registration Statement or Information Statement, Parent shall promptly inform the Company. The Registration Statement and Information Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained, or furnished in connection with the preparation of, any of the foregoing documents.

              (i) The Information Statement and the information supplied by the Company for inclusion in the Registration Statement shall not, at (i) the time the Registration Statement is declared effective by the SEC; (ii) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders the Company; (iii) the time of the Consent Solicitation; and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Registration Statement or Information Statement, the Company shall promptly inform Parent. The Information Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. The Information Statement shall contain the recommendation of the Board of Directors of the Company that the Company stockholders approve the Merger and this Agreement and the conclusion on the Board of Directors that the terms and conditions of the Merger are advisable and fair and reasonable to the shareholders of the Company. Notwithstanding the foregoing, the Company makes no representations or warranty with respect to any information supplied by Parent or Merger Sub which is contained in, or furnished in connection with the preparation of, any of the foregoing documents.

         5.3 STOCKHOLDERS MEETING OR CONSENT SOLICITATION. As soon as legally practicable based on Section 5.2 above, Company shall promptly after the date hereof take all actions necessary to either (i) call a meeting of its stockholders to be held for the purpose of voting upon this Agreement and the Merger (the "Company Stockholders Meeting") or (ii) commence a consent solicitation to obtain such approvals (the "Company Stockholders Consent"). Company will, through its Board of Directors, recommend to its stockholders approval of such matters as soon as practicable after the date hereof. Company shall use its commercially reasonable efforts to solicit from its stockholders proxies or consents in favor of such matters.

         5.4  ACCESS TO INFORMATION.

              (a) Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Company's employees, properties, books, contracts, commitments and records provided, however, Parent shall not contact any employee of Company holding an office lower than vice president of Company without providing 24 hours advance notice to a vice president of Company unless there exists a pre-existing relationship between Parent and such employee, and (ii) all other information concerning the business, properties and personnel of Company as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

              (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

              (c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.5 CONFIDENTIALITY. The parties acknowledge that Parent and Company have previously executed a non-disclosure agreement dated May 18, 2000 (as amended, the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

         5.6 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior written approval of the other (which approval shall not be unreasonably withheld), except as may be required by Parent to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

         5.7  CONSENTS; COOPERATION.

              (a) Each of Parent and Company shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use all commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

              (b) Each of Parent and Company shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Parent shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) September 30, 2000 or (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Parent and Company shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

              (c) Notwithstanding the foregoing, neither Parent nor Company shall be required to agree, as a condition to any Approval, to divest itself of or hold separate any subsidiary, division or business unit which is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or (B) significantly impair the benefits intended to be derived as a result of the Merger.

         5.8 UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party, by written update to its Disclosure Letter, of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Company or Parent, as the case may be, to comply with or satisfy any representation, warranty, covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation, warranty or covenant requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         5.9 NON-COMPETITION AGREEMENTS. As of the date hereof, each of the employee of Company listed on SCHEDULE 5.9 (each a "Key Company Employee" and collectively, the "Key Company Employees"), shall have entered into a Non-Competition Agreement substantially, in the form attached hereto as EXHIBIT C-1 or EXHIBIT C-2 (the "Level 1 Non-Competition Agreement" and "Level 2 Non-Competition Agreement" respectively, each a "Non-Competition Agreement") as set forth on SCHEDULE 5.9.

         5.10 LEGAL REQUIREMENTS. Each of Parent and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         5.11 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. Company shall use its reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

         5.12 STOCK OPTIONS. At the Effective Time, the Company Stock Option Plan and each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plan, whether vested or unvested, shall be assumed by Parent. In addition, Company's rights to repurchase shares of Company Common Stock under the Company Stock Option Plan or otherwise shall be assigned to, and assumed by, Parent. Company has delivered to Parent a schedule (the "Option Schedule") which sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plan including the number of shares of Company Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Company shall deliver to Parent an updated Option Schedule current as of such date. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and the Stock Option Grant Agreement applicable to each grant immediately without regard to vesting restrictions prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

              (a) It is the intention of the parties that the options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 30 business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plan a document evidencing the foregoing assumption of such option by Parent.

              (b) Within 30 business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) which will register the shares of Parent Common Stock subject to assumed options to the extent permitted by Federal securities laws and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         5.13 ESCROW AGREEMENT. On or before the Effective Time, the Escrow Agent and the Stockholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in substantially the form attached hereto as EXHIBIT D (the "Escrow Agreement").

         5.14 LISTING OF ADDITIONAL SHARES. Prior to issuance, Parent shall file with Nasdaq a Notification Form for Listing of Additional Shares covering the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plans assumed by Parent.

         5.15 ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Company described in Section 5.3, including cooperating fully with the other party, including by provision of information.

         5.16 EMPLOYEE BENEFITS. Parent shall take such reasonable actions as are necessary to allow eligible employees of Company to participate in the benefit programs of Parent, or alternative benefit programs in the aggregate substantially comparable to those applicable to employees of Parent on similar terms, from and after the Effective Time of the Merger without any pre-existing condition, actively-at-work or similar limitation or condition except to the extent the affected eligible employee had been subject to and as of the Effective Time had not yet satisfied a comparable limitation or condition under the comparable Company plan. For purposes of satisfying any deductibles under such programs, Parent shall give all credit for deductible amounts and similar amounts paid during the current plan year by each participant under the comparable Company plan. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Parent's benefit programs, Parent shall use reasonable efforts to give full credit for eligibility or vesting for each participant's period of service with Company.

         5.17 PARACHUTE PAYMENTS. Company shall use commercially reasonable efforts to have those provisions in the agreements or arrangements specified in
SCHEDULE 5.17 that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code approved by such percentage of Company's outstanding voting securities as is required by the terms of Section 280G(b)(5)(B) of the Code and the proposed Treasury Regulations thereunder, including, without limitation, Q-7 of Section 1.280G-1 of such proposed regulations. In the event that Company does not obtain the requisite stockholder approvals for such provisions of any of the agreements or arrangements specified in SCHEDULE 5.17 prior to the Effective Time, Parent may immediately thereafter make a claim against the Escrow Fund for any Damages, whether contingent or otherwise, arising out of such provisions not being so approved (the "Parachute Damages"), including, without limitation, Damages consisting of the loss of future tax deductions arising from such parachute payments. Parent's computation as to the amount of any Parachute Damages shall be binding in the absence of manifest error, but Company may dispute whether any such damages exist with respect to any such provision. Parachute Damages shall not be subject to either the Basket Amount (as defined in Section 8.4 hereof) or the Deductible Amount (as defined in Section 8.4 hereof).

         5.18 NECESSARY ACTIONS. Parent and Company shall execute and deliver at the Closing all agreements and documents contemplated by this Agreement to be executed and delivered by them at the Closing.

         5.19 PROPRIETARY INFORMATION AGREEMENT. Company shall use commercially reasonable efforts to cause all employees of Company to sign Parent's form of proprietary information agreement prior to the Closing.

         5.20 HSR FILING. As soon as may be reasonably practicable and no later than fifteen (15) days following the date hereof, the Parent and Company each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Parent and Company will each pay fifty percent (50%) of the applicable HSR filing fees. Parent and Company each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

         5.21 NON-SOLICITATION. From the date of this Agreement until the earlier of the Effective Time or one (1) year from the date of this Agreement:
Parent shall not, and shall ensure that its representatives soliciting employees or consultants for Parent shall not, directly or indirectly, solicit, encourage, induce or attempt to induce any employee or consultant of Company that has been contacted, introduced or made known to Parent in connection with activities relating to this Agreement, to terminate his or her employment with Company; and Company shall not, and shall ensure that its representatives soliciting employees or consultants for Company shall not, directly or indirectly, solicit, encourage, induce or attempt to induce any employee or consultant of Parent that has been contacted, introduced or made known to Company in connection with activities relating to this Agreement, to terminate his or her employment with Parent. Notwithstanding the foregoing, the restrictions set forth in this
Section 5.21 shall not apply to (i) the unsolicited inquiries made by an employee of one party to the other party; (ii) the inquiries received from an employee of one party as the result of a general notice or advertisement placed by the other party; or (iii) the inquiries resulting from an employee's utilization of an employment search firm.

         5.22 STOCKHOLDER AGREEMENTS. Upon execution of this Agreement, Company shall deliver or cause to be delivered to Parent from each of the Principal Stockholders of Company, an executed Stockholder Agreement. SCHEDULE 2.30 sets forth a list of the Principal Stockholders and each such Principal Stockholder's holdings of Company Capital Stock. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common

Stock to be received by Principal Stockholders of Company pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Stockholder Agreement.

         5.23 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

              (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers in a form approved by the Company's board of directors and furnished to Parent prior to the date hereof (copies of which have been provided to Parent).

              (b) Parent shall (i) assume, as of the Effective Time, and shall perform, for a period of three (3) years from and after the Effective Time, all obligations of the Company under Article Seven of the Company Certificate and Article Five of the Company Bylaws, in each case as such instruments were in effect on the date hereof and whether or not such instruments have thereafter been amended or repealed, and (ii) shall pay all amounts that become due and payable under such provisions (or would become due under such provisions if such provisions had remained in force during such three-year period).

              (c) This Section 5.23 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Company and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the indemnified persons.

              (d) Notwithstanding anything to the contrary in this Section 5.23, Parent and the Surviving Corporation shall not be liable to any officer or director of Company for any amounts payable resulting from any claim or action brought against Parent, Surviving Corporation or any of Parent's Affiliates by such officer or director or the Company or any of their Affiliates.

              (e) The Company hereby represents and warrants to Parent that no claim for indemnification has been made by any director or officer of the Company and, to the knowledge of the Company, no basis exists for any such claim for indemnification.

         5.24 TAX-FREE REORGANIZATION COVENANT. Parent and the Company shall (and Parent shall cause its subsidiaries to) use commercially reasonable efforts to qualify the Merger as a reorganization within the meaning of Section 368 of the Code and not take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

         5.25 INTENTIONALLY OMITTED.

         5.26 ACCELERATION OF VESTING; LAPSE OF REPURCHASE RIGHT. Company shall cause each Company Option subject to vesting granted to any individual listed on
SCHEDULE 5.26 of the Company Disclosure Letter to fully vest on or before the Effective Time and any right to repurchase shares of Company Common Stock held by any individual listed on such SCHEDULE 5.26 to lapse on or before the Effective Time. Company shall not grant any Company Warrants subject to vesting after the date hereof unless such vesting fully accelerates immediately prior to the Effective Time.

         5.27 EXISTING EMPLOYEE OPTIONS. Company Options to purchase up to an aggregate 2,450,120 shares of Company Common Stock shall be granted to existing employees of the Company in compliance with applicable laws. Each Company Option granted pursuant to this Section 5.27 shall vest and become exercisable with respect to 25% of the Company Common Stock issuable pursuant to such option after one year of service measured from the date of grant and shall vest and become exercisable ratably over the following thirty six months of service thereafter. Each option grant made by Company pursuant to this Section 5.27 shall be specifically identified in a letter from Company to Parent referencing this Section 5.27. Such options shall not be considered issued pursuant to this
Section 5.27 until such letter is acknowledged in writing by Parent.

         5.28 OPTION GRANTS TO NEW EMPLOYEES. Company Options shall be granted to certain new employees of Company ("Additional Employees") in compliance with applicable laws. Each such Additional Employee and each option grant made by Company pursuant to this Section 5.28 shall be specifically identified in a letter from Company to Parent referencing this Section 5.28. Such new employees and such options shall not be considered Additional Employees or options issued pursuant to this Section 5.28, respectively, until such letter is acknowledged in writing by Parent.

         5.29 EMPLOYEE STATUS. If Reza Satchu is eligible to become an employee of Company in compliance with applicable laws, Company shall use its commercially reasonable efforts to cause him to become an employee of Company prior the Effective Time.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER
                            ------------------------

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of Parent and Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of Parent and
Company:

              (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of stockholders of Company under Delaware Law and the Certificate of Incorporation of Company and any other applicable agreement or other instrument.

              (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

              (c) GOVERNMENTAL APPROVAL. Parent and Company and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

              (d) ESCROW AGREEMENT. Parent, Company, Escrow Agent and the Stockholders' Agent (as defined in Article VIII hereto) shall have entered into the Escrow Agreement.

              (e) TAX OPINION. Each of Company and Parent shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in substance and reasonably acceptable to the recipient. In preparing the Company and the Parent tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Company's stockholders shall make) reasonable representations related thereto.

              (f) TRANSACTION EXEMPTION OR REGISTRATION EFFECTIVE. Either (i) the Department shall have issued the Permit with respect to the Merger pursuant to the Application after holding the Hearing and the shares of Parent Common Stock to be issued hereunder shall be "exempt securities" under Section 3(a)(10) of the Securities Act or (ii) the SEC shall have declared the Registration Statement effective, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) Except as disclosed in the Parent Disclosure Letter, the representations and warranties of Parent in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made and (other than representations and warranties which by their express terms are made solely as of a specified earlier date) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Parent shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

              (b) LEGAL OPINION. Company shall have received a legal opinion from Parent's legal counsel in substantially the form attached hereto as EXHIBIT E.

              (c) LISTING OF ADDITIONAL SHARES. The shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plan assumed by Parent shall have been approved for quotation on the Nasdaq National Market System, subject only to official notice of issuance.

              (d) THIRD PARTY CONSENTS. Company shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Purchaser set forth on SCHEDULE 6.2(d).

              (e) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise but excluding prospects), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Parent and its subsidiaries, taken as a whole; other than (i) a material adverse change generally affecting the industry in which the Parent operates, (ii) a material adverse change in capital markets, (iii) changes in, or in the Parent's application of, GAAP, (iv) stockholder class action or other stockholder litigation alleging breach of fiduciary or other duty or violation of securities or other laws, (v) any changes resulting from or arising in connection with changes in the market price or trading volume of Parent Common Stock or the failure of Parent to meet or exceed research analysts' projections of operating results, or (vi) a material adverse change in the Parent's condition (financial or otherwise but excluding prospects), properties, assets (including intangible assets), liabilities, business operations or results of operations which are primarily and directly caused by the execution and delivery of and performance of obligations under Sections 5.27 and 5.28 of this Agreement or the announcement and consummation of the transactions contemplated hereby (it being understood that in any controversy concerning the applicability of this clause (vi) the party claiming the benefit of this clause (vi) shall have the burden of proof with respect to the elements of such clause).

         6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Parent:

              (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as disclosed in the Company Disclosure Letter and except as to the representation and warranty contained in Section 2.5(ii), (i) the representations and warranties of Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) when made (other than representations and warranties which by their express terms are made solely as of a specified earlier date) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

              (b) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Company set forth on SCHEDULE 6.3(b) hereto.

              (c) LEGAL OPINION. Parent shall have received a legal opinion from Company's legal counsel in substantially the form attached hereto as EXHIBIT F.

              (d) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the condition (financial or otherwise but excluding prospects), properties, assets (including intangible assets), liabilities, business, operations or results of operations of Company; other than (i) a material adverse change generally affecting the industry in which the Company operates, (ii) a material adverse change in capital markets and (iii) changes in, or in the Company's applications of, GAAP, (iv) Stockholder class action or other stockholder litigation alleging breach of fiduciary or other duty or violation of applicable laws and (v) a material adverse change in the Company's condition (financial or otherwise but excluding prospects), properties, assets (including intangible assets), liabilities, business operations or results of operations which are primarily and directly caused by the execution and delivery of and performance of obligations under Sections 5.27 and 5.28 of this Agreement or the announcement and consummation of the transactions contemplated hereby (it being understood that in any controversy concerning the applicability of this clause (v) the party claiming the benefit of this clause (v) shall have the burden of proof with respect to the elements of such clause).

              (e) FIRPTA CERTIFICATE. Company shall, prior to the Closing Date, provide Parent with a properly executed FIRPTA Notification Letter, substantially in the form of EXHIBIT G attached hereto, which states that shares of capital stock of Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Company shall have provided to Parent, as agent for Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2) and substantially in the form of EXHIBIT G attached hereto along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of Company upon the Closing of the Merger.

              (f) RESIGNATION OF DIRECTORS. The directors of Company in office immediately prior to the Effective Time shall have resigned as directors of Company effective as of the Effective Time.

              (g) NON-COMPETITION AGREEMENT. The Non-Competition Agreements between Parent and each of the Key Company Employees shall be effective and shall not have been breached.

              (h) STOCK RESTRICTION AGREEMENTS. The Stock Restriction Agreements between the Company and each of the Founders shall be effective and shall not have been breached.

              (i) CONVERSION OF PREFERRED STOCK. Each share of Company Preferred Stock shall have been converted into Company Common Stock prior to the Effective Time.

              (j) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the holders of at least ninety-five percent (95%) of the shares of Company Capital Stock outstanding as of the record date set for the Company Stockholders Meeting or the solicitation of stockholder consents to approve the Merger.

              (k) REGISTRATION RIGHTS. Except as provided in Sections 5.2 and
5.12 hereof, Parent shall not be obligated to register any shares of Parent Common Stock issued or issuable pursuant to this Agreement, including but not limited to any shares of Parent Common Stock issued upon exercise of Company Warrants assumed by Parent pursuant to this Agreement.

                                   ARTICLE VII

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER
                   -------------------------------------------

         7.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Company, this Agreement may be terminated:

              (a) by mutual consent duly authorized by the Board of Directors of Parent and Company;

              (b) by either Parent or Company, if the Closing shall not have occurred on or before September 30, 2000 (provided, (i) this Agreement may not be terminated prior to October 31, 2000 if the Registration Statement has been filed with the SEC prior to September 30, 2000 and it has yet to be declared effective, (ii) a later date may be agreed upon in writing by Parent and Company, and (iii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

              (c) by Parent, if (i) Company shall materially breach any representation, warranty, obligation or agreement hereunder and such material breach shall not have been cured within twenty (20) days of receipt by Company of written notice of such breach, provided that the right to terminate this Agreement by Parent under this Section 7.1(c)(i) shall not be available to Parent where Parent is at that time in breach of this Agreement, (ii) the Board of Directors of Company shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Parent under this Section 7.1(c)(ii) shall not be available to Parent where Parent is at that time in material breach of this Agreement, or
(iii) provided that the Hearing has been completed and the Permit has been issued by the Department, for any reason Company fails to call and hold the Company Stockholders Meeting within ten (10) days after the Permit is granted or the Registration Statement is declared effective by the SEC or to commence solicitation of stockholder consents within five (5) days after the Permit is granted or the Registration Statement is declared effective by the SEC, provided that the right to terminate this Agreement by Parent under this

Section 7.1(c)(iii) shall not be available to Parent where Parent is at that time in material breach of this Agreement;

              (d) by Company, if Parent shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within twenty (20) days following receipt by Parent of written notice of such breach, provided that the right to terminate this Agreement by Company under this Section 7.1(d) shall not be available to Company where Company is at that time in material breach of this Agreement; or

              (e) by (i) either Company or Parent, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) by Parent, if any required approval of the stockholders of Company shall not have been obtained by reason of the failure to obtain the required stockholder consents within fifteen (15) days of the commencement of the Consent Solicitation or voted upon at a duly held meeting of the stockholders or any adjournment thereof.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Company or their respective officers, directors, stockholders or affiliates, except that Parent and Company shall be liable to the extent that such termination results from the breach by such party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of
Section 5.5 (Confidentiality), Section 5.6 (Public Disclosure), Section 7.2 (Effect of Termination), and Section 7.3 (Expenses) shall remain in full force and effect and survive any termination of this Agreement.

         7.3 EXPENSES. Subject to Section 1.6(b), whether or not the Merger is consummated, all costs, fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         7.4 AMENDMENT. The boards of directors of Parent and Company may cause this Agreement to be amended at any time prior to the Effective Time, by execution of an instrument in writing signed on behalf of Parent and Company; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Company shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company Capital Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Company Capital Stock. Any amendments to this Agreement after the Effective Time must be approved in writing by holders of a majority of the Parent Stock issued in connection with the Merger measured as of immediately after the Effective Time.

         7.5 EXTENSION; WAIVER. At any time prior to the Effective Time Parent or Company, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations or other acts of Company or Parent, respectively, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION
                           --------------------------

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which any party hereto may have as a result of such investigation or otherwise, such party will be entitled to rely upon the other Parties, representations, warranties and covenants as provided in this Agreement. The representations, warranties, agreements and covenants of Parent will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date at which time the representations, warranties, agreements and covenants of Parent set forth in this Agreement will terminate; provided, however that the covenant contained in Section 5.24 shall remain in full force and effect for purposes of this Article VIII for the applicable tax statute of limitations (and any extensions or waivers thereof) for each Former Company Stockholder. Subject to the provisions of this Article VIII, the obligations of Company with respect to its representations, warranties, pre-Closing agreements and covenants will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date, at which time the representations, warranties and pre-Closing agreements and covenants of Company set forth in this Agreement and any liability of the holders of Company Capital Stock immediately prior to the Effective Time (collectively, the "Former Company Stockholders") with respect to those representations, warranties and pre-Closing agreements and covenants will terminate.

         8.2 INDEMNITY. From and after the Effective Time and subject to the provisions of this Article VIII,

              (a) Parent and the Surviving Corporation (on or after the Effective Time) shall be indemnified and held harmless by the Former Company Stockholders against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof imposed on or reasonably incurred (collectively, "Damages") as a result of any breach of any representation, warranty, agreement or covenant on the part of Company under this Agreement (collectively the "Parent Damages"). Parent Damages shall be reduced by the amount of any insurance proceeds, if and when actually received by Parent or Company; provided, however (i) Parent shall have the sole discretion as to whether to seek reimbursement under any applicable insurance policy and (ii) Parent's failure to seek reimbursement from applicable insurance policies shall not reduce the amount of such Damages.

              (b) Former Company Stockholders shall be indemnified and held harmless by the Parent and Surviving Corporation against, and reimbursed for, any Damages as a result of any breach of any representation, warranty, pre-Closing agreement or covenant on the part of Parent or the Surviving Corporation (on or after the Effective Time) under this Agreement.

         "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Parent, the Surviving Corporation or Former Company Stockholders in the absence of claims by a third party.

         8.3 ESCROW FUND. As security for the indemnity provided for in Section 8.2(a) hereof, the Escrow Shares shall be deposited by Parent in an escrow account with a mutually acceptable financial institution as Escrow Agent (the "Escrow Agent"), as of the Closing Date, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to Section 5.13. The Escrow Fund shall be allocated in whole numbers of Escrow Shares among the Former Company Stockholders other than such stockholders who acquired all of his or her shares of Company Capital Stock via exercise of employee stock options issued by Company on a pro-rata basis in accordance with the number of shares of Company Capital Stock held by the Former Company Stockholders immediately prior to the Effective Time (excluding for purposes of this calculation any Dissenting Shares). Upon compliance with the terms hereof and subject to the provisions of this Article VIII, Parent and the Surviving Corporation shall be entitled to obtain indemnity from the Escrow Fund for Parent Damages covered by the indemnity provided for in Section 8.2 of this Agreement.

         8.4 DAMAGE THRESHOLD. Notwithstanding the foregoing, Parent may not receive any shares from the Escrow Fund unless and until an Officer's Certificate (as defined in Section 8.6 below) identifying Parent Damages the aggregate amount of which exceeds $500,000 (the "Basket Amount") has been delivered to the Escrow Agent as provided in Section 8.5 below and such amount is determined pursuant to this Article VIII to be payable, in which case Parent shall receive shares equal in value to the full amount of Parent Damages in excess of $100,000 (the "Deductible Amount"); provided, however, that Parachute Damages shall be paid out of the Escrow Fund without regard to the Basket Amount and the Deductible Amount and provided further that the amount of Parachute Damages shall count as Parent Damages in calculating the Basket Amount and the Deductible Amount. In determining the amount of any Parent Damages attributable to a breach, any materiality standard or knowledge qualifier contained in a representation, warranty or covenant of Company shall be disregarded.

         8.5 ESCROW PERIOD. Except as contemplated by Section 8.6 hereof, the escrow period shall end, and all Escrow Shares in the Escrow Fund shall be released, on the 12-month anniversary of the Closing Date (the "Termination Date"). No claim for indemnification under this Article VIII may be made after the Termination Date except for claims based on fraud.

         8.6  CLAIMS UPON ESCROW FUND.

              (a) Upon receipt by the Escrow Agent on or before the end of the Termination Date of a certificate signed by an officer of Parent (an "Officer's Certificate") and in accordance with the Escrow Agreement:

                  (A) stating that Parent or the Surviving Corporation has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Parent Damages in an aggregate stated amount with respect to which Parent or the Surviving Corporation is entitled to payment from the Escrow Fund pursuant to this Agreement; and

                  (B) specifying in reasonable detail the individual items of Parent Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 of this Agreement, deliver to Parent shares of Parent Common Stock in an amount necessary to indemnify Parent for the Damages claimed. All shares of Parent Common Stock subject to such claims shall remain in the Escrow Fund until Parent Damages are actually incurred or paid or the Parent determines in its reasonably good faith judgment that no Parent Damages will be required to be incurred or paid (in which event such shares shall be distributed to the Former Company Stockholders in accordance with Section 8.10 below).

              (b) For the purpose of compensating Parent for Parent Damages pursuant to this Agreement, the Parent Common Stock in the Escrow Fund shall be valued at the average of the closing prices as reported in the edition of The Wall Street Journal distributed in New York, NY of Parent Common Stock for the thirty (30) trading days prior to the date of the final determination of the amount of Parent Damages to which Parent or Surviving Corporation is entitled pursuant to this Article VIII (the "Determination Price").

              (c) The Stockholders' Agent shall have the option to compensate Parent for any Parent Damages, or any portion of such Parent Damages, with cash rather than Escrow Shares. Upon satisfaction of any claim with cash, a number of Escrow Shares shall be released by the Escrow Agent to the Stockholders' Agent equal to the total dollar amount of such cash compensated claim divided by the Determination Price.

         8.7 OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent (defined in Section 8.9 below) and for a period of thirty (30) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Parent Common Stock, cash, or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period.

         8.8  RESOLUTION OF CONFLICTS; ARBITRATION.

              (a) In case the Stockholders' Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, the Stockholders' Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

              (b) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damage is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by the Arbitrator (as defined below) under the Commercial Arbitration Rules of the American Arbitration Association. Within fifteen (15) days after such written notice is sent, Parent and the Stockholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator (the "Arbitrator").

              (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Mountain View, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party unless the arbitrators award Parent more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Former Company Stockholders for whom shares of Company Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

         8.9  STOCKHOLDERS' AGENT.

              (a) By virtue of Company stockholders' approval of the Merger, Peter Lamm shall be constituted and appointed as agent ("Stockholders' Agent") and attorney-in-fact for and on behalf of the Former Company Stockholders to give and receive notices and communications, to execute the Escrow Agreement to authorize delivery to Parent of the Parent Common Stock or other property from the Escrow Fund in satisfaction of claims by Parent or satisfy claims by Parent with cash, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Parent. The Stockholders' Agent may resign upon thirty (30) days notice to the parties to this Agreement and the Former Company Stockholders. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Former Company Stockholders.

              (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Company Stockholders shall severally indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

              (c) The Stockholders' Agent shall have reasonable access to information about the Surviving Corporation and the reasonable assistance of Company's former officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Surviving Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

              (d) The Stockholders' Agent shall be entitled to a distribution from the Escrow Fund equal to any such indemnity claim which has not been satisfied; provided, however, that no such distribution shall be made until all claims of Parent set forth in any Officer's Certificate delivered to the Escrow Agent on or prior to the Termination Date have been resolved.

         8.10 DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Within five (5) business days following the Termination Date, the Escrow Agent shall deliver to the Former Company Stockholders all of the Escrow Shares in the Escrow Fund in excess of any amount of such Escrow Shares reasonably necessary to satisfy any unsatisfied or disputed claims for Parent Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before the Termination Date and any unsatisfied or disputed claims by the Stockholders' Agent under Section 8.9. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Former Company Stockholders all Escrow Shares remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the Former Company Stockholders pursuant to this section shall be made in proportion to the allocation set forth in Section 8.3.

         8.11 ACTIONS OF THE STOCKHOLDERS' AGENT. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Former Company Stockholders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Company Stockholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Former Company Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

         8.12 THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Stockholders' Agent of such claim. Parent shall have the right to settle any such claim with the written consent of the Stockholders' Agent, which consent shall not be unreasonably withheld; provided, however, that the Stockholders' Agent may, at his or her option, direct the settlement negotiations other than for claims related to (i) the Company Intellectual Property or (ii) disputes or disagreements with customers of Parent or Company. In the event that the Stockholders' Agent consents to any such settlement, neither the Former Company Stockholders nor the Stockholders' Agent shall have any power or authority to object under Section 8.7 or any other provision of this Agreement to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement (provided that the Former Company Stockholders and the Stockholders' Agent shall not be precluded from objecting that the claim is not the type of claim (but without objections to the amount of the claim) for which Parent is entitled to indemnification from the Escrow Fund). If any proceeding is commenced, or if any claim, demand or assessment is asserted, in respect of which a claim for indemnification is or might be made against the Escrow Fund based on matters other than (i) the Company Intellectual Property or (ii) claims made by customers of Parent or Company, the Stockholders' Agent may, at his or her option, contest or defend any such action, proceeding, claim, demand or assessment, with counsel selected by the Stockholders' Agent who is reasonably acceptable to Parent; provided, however, that if Parent shall reasonably object to such control, then the Stockholders' Agent and Parent shall cooperate in the defense of such matter; provided further, that the Stockholders' Agent shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of Parent, which consent shall not be unreasonably withheld. With respect to any claim for indemnification based on matters relating to the Company Intellectual Property, or customers of Company or Parent, Parent shall have the option to defend any such proceeding with counsel reasonably satisfactory to the Stockholders' Agent; provided, however, that Parent shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent consents to any such settlement, neither the Former Company Stockholders nor the Stockholders' Agent shall have any power or authority to object under Section 8.7 or any other provision of this Agreement to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement (provided that the Former Company Stockholders and the Stockholders' Agent shall not be precluded from objecting that the claim is not the type of claim (but without objections to the amount of the claim) for which Parent is entitled to indemnification from the Escrow Fund). The Stockholders' Agent or Parent, whichever is not controlling the defense of any matter, shall be entitled to participate in such defense, at Parent's or the Former Company Stockholders' expense. Any costs of defense of third party claims up to $250,000 and fifty percent (50%) of the costs thereafter (including attorneys' fees), incurred on behalf of the Stockholders' Agent or Former Company Stockholders (calculated on a cumulative basis for all third party claims to which this Section 8.12 applies) shall be submitted to the Escrow Agent and reimbursed with shares from the Escrow Fund. For the purpose of reimbursing such costs, the Parent Common Stock in the Escrow Fund shall be valued at the average of the closing prices of Parent Common Stock for the thirty (30) trading days prior to the date that an invoice for such costs is sent to the Escrow Agent.

         8.13 MAXIMUM LIABILITY AND REMEDIES. The rights of the Parent to make claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Effective Time with respect to any breach by Company of any representation, warranty or pre-Closing covenant or agreement made by Company under this Agreement and no current or former stockholder, optionholder, warrantholder, director, officer, employee or agent of Company shall have any personal liability to Parent or the Surviving Corporation after the Effective Time as a result of such breach; provided, however, that nothing herein limits any potential remedies of Parent or the Surviving Corporation, arising under applicable state and federal laws with respect to any fraudulent breaches of the representations, warranties or covenants of Company made in or pursuant to this Agreement. Nothing in this Agreement shall limit the liability of any Principal Stockholder in connection with any breach by such stockholder of the Stockholder Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or three (3) days after being mailed by registered or certified mail (return receipt requested) or one (1) day after being sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

              (a) if to Parent or Merger Sub, to:

                  Ariba, Inc.
                  1565 Charleston Road
                  Mountain View, California 94043
                  Attention: Chief Executive Officer and Chief Financial Officer Facsimile No.: (650) 930-6851

                  with a copy to:

                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
                  Menlo Park, CA  94025
                  Attention: Brooks Stough
                  Facsimile No.: (650) 321-2800

              (b) if to Company, to:

                  SupplierMarket.com, Inc.
                  10 Mall Road
                  Burlington, MA 01803
                  Attention: President
                  Facsimile No.: (781) 273-6800


                  with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, MA  02110
                  Attention: David B. Walek
                  Facsimile No.: (617) 951-7050

              (c) if to Stockholders' Agent, to:

                  Peter Lamm
                  Fenway Partners
                  152 West 57th Street, 39th Floor
                  New York, NY
                  Facsimile No.: (212) 581-1205

                  with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, MA  02110
                  Attention: Lauren Norton
                  Facsimile No.: (617) 951-7050


         9.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise but excluding prospects), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, including any event that is materially adverse to such business by harming the reputation of such entity or group of entities.

In this Agreement, any reference to a party's "knowledge" means (i) if such party is an individual, the actual knowledge of such party, (ii) if such party is a corporation, the actual knowledge of the directors, officers and other individuals that have a similar position or have similar powers and duties as the officers, and directors of such party (but excluding, in the case of Company, Marco Iansiti, Robert Lanigan and Daniel Heaney) and (iii) if such party is another entity, the actual knowledge of the individuals that have similar positions, powers or responsibilities as officers and/or directors of a corporation. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer June __, 2000. The term "Affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms and (b) are not intended to confer upon any other person any rights or remedies hereunder, except for the rights of the holders of Company Capital Stock, Company Options, Company Warrants and Other Company Stock Rights to receive (a) the consideration set forth in Article I of this Agreement and
(b) indemnification as set forth in Article VIII of this Agreement.

         9.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 REMEDIES CUMULATIVE. Except to the extent that the Escrow is sole remedy a Parent and the Surviving Corporation for breaches of representations, warranties, agreements and covenants of the Company (subject to an in accordance with Article VIII), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to applicable principles of conflicts of law. Except as provided in Article VIII, each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                   ARIBA, INC.



                                   By: /s/ Edward P. Kinsey
                                       -----------------------------------------

                                   Print Name: Edward P. Kinsey
                                               ---------------------------------

                                   Title: Chief Financial Officer, Executive
                                          Vice-President-Finance, and
                                          Administration and Secretary
                                          (Principal Financial and Accounting
                                          Officer)
                                          --------------------------------------


                                   SUPPLIERMARKET.COM, INC.



                                   By: /s/ Jonathan Burgstone
                                      ------------------------------------------
                                      Jonathan Burgstone
                                      Chief Executive Officer


                                   ELI MERGER CORPORATION



                                   By: /s/ Edward P. Kinsey
                                      ------------------------------------------

                                   Print Name: Edward P. Kinsey
                                              ----------------------------------

                                   Title: President
                                         ---------------------------------------









                                 SIGNATURE PAGE
                      AGREEMENT AND PLAN OF REORGANIZATION

                                   Appendix I

                                    Glossary


Additional Employees..............................................  5.28
Additional Parent Shares..........................................  1.9
Agreement.........................................................  Preamble
Antitrust Laws....................................................  5.7(b)
Application.......................................................  5.2(a)
Arbitrator........................................................  8.8(b)
Basket Amount.....................................................  8.4
California Law....................................................  5.2(a)
CERCLA............................................................  2.13
Certificate of Merger.............................................  1.1
Certificates......................................................  1.8(c)
Closing...........................................................  1.2
Closing Date......................................................  1.2
COBRA.............................................................  2.15(a)(C)
Code..............................................................  Recital
Company...........................................................  Preamble
Company Authorizations............................................  2.10
Company Balance Sheet.............................................  2.6
Company Balance Sheet Date........................................  2.5
Company Bylaws....................................................  2.3(b)
Company Capital Stock.............................................  Recital
Company Certificate...............................................  2.3(b)
Company Common Stock..............................................  2.2
Company Confidential Information..................................  2.12(d)
Company Disclosure Letter.........................................  Article II
Company Financial Advisory Cash Fees                                2.29
Company Financial Advisory Fee Shares.............................  2.29
Company Financial Advisory Fees...................................  2.29
Company Intellectual Property.....................................  2.12(a)
Company Options...................................................  1.6
Company Preferred Stock...........................................  2.2
Company Professional Fees.........................................  2.29
Company Stock Option Plan.........................................  1.6(c)
Company Stockholders Consent......................................  5.3
Company Stockholders Meeting......................................  5.3
Company Warrants..................................................  1.6
Confidentiality Agreement.........................................  5.5
Damages...........................................................  8.2(a)
Deductible Amount.................................................  8.4
Delaware Law......................................................  1.1
Department........................................................  5.2(a)


                                      A-1

Determination Price...............................................  8.6(b)
Dissenting Shares.................................................  1.10
DOJ...............................................................  5.20
Effective Date....................................................  1.2
Effective Time....................................................  1.2
Employee Obligation...............................................  2.16(j)
Environmental Laws................................................  2.13
ERISA.............................................................  2.15(a)(A)
ERISA Affiliate...................................................  2.15(a)
Escrow Agent......................................................  8.3
Escrow Agreement..................................................  5.13
Escrow Fund.......................................................  8.3
Escrow Shares.....................................................  1.11(c)
Exchange Act......................................................  2.24(f)
Exchange Agent....................................................  1.11(a)
Exchange Ratio....................................................  1.6(a)
Expense Deductions................................................  1.6
Financial Statements..............................................  2.4
Former Company Stockholders.......................................  8.1
Founder...........................................................  Recital
Founders..........................................................  Recital
FTC...............................................................  5.20
GAAP..............................................................  2.4
Governmental Entity...............................................  2.3(c)
Hearing...........................................................  5.2(a)
HSR...............................................................  2.3(c)
Information Statement.............................................  5.2(c)
Infringement......................................................  2.12(a)
Intellectual Property.............................................  2.12(a)
Inventions........................................................  2.12(a)
IP Rights.........................................................  2.12(a)
IRCA..............................................................  2.16(f)
Key Company Employee..............................................  5.9
Marketplace.......................................................  2.22
Marks.............................................................  2.12(a)
Material Contracts................................................  2.24
Merger............................................................  Recital
Merger Sub........................................................  Preamble
Merger Sub Common Stock...........................................  1.6(f)
NonCompetition Agreement..........................................  5.9
Officer's Certificate.............................................  8.6(a)
Option Schedule...................................................  5.12
Order.............................................................  5.7(b)
Other Company Stock Rights........................................  1.6
Outstanding Company Shares........................................  1.9
Parachute Damages.................................................  5.17


                                      A-2

Parent............................................................  Preamble
Parent Common Stock...............................................  Recital
Parent Damages....................................................  8.2(a)
Parent Disclosure Letter..........................................  Article III
Parent Financial Statements.......................................  3.4
Parent Preferred Stock............................................  3.2
Parent SEC Documents..............................................  3.4
Parent Significant Subsidiary.....................................  3.1
Permit............................................................  5.2(a)
Plans.............................................................  2.15(a)
Registration Statement............................................  5.2(g)
RCRA..............................................................  2.13
Series A Preferred................................................  2.2
Series B Preferred................................................  2.2
Source Materials..................................................  2.24(m)
Stockholder Agreement.............................................  2.30
Stockholders Agent................................................  8.9
Surviving Corporation.............................................  1.1
Takeover Proposal.................................................  5.1(a)
Tax...............................................................  2.14(c)
Tax Authority.....................................................  2.14(c)
Tax Returns.......................................................  2.14(a)
Termination Date..................................................  8.5
Total Parent Shares...............................................  1.6
Transaction Documents.............................................  2.3(a)
Used..............................................................  2.12(a)

                             AMENDMENT NO. 1 OF THE
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDMENT NO. 1 OF THE AGREEMENT AND PLAN OF REORGANIZATION ("Amendment") is entered into as of June 29th, 2000, by and among Ariba, Inc., a Delaware corporation ("Parent"), Eli Merger Corporation, a Delaware corporation ("Merger Sub"), and SupplierMarket.com, Inc., a Delaware corporation ("Company"). Capitalized terms not otherwise defined in this Amendment have the meaning given them in the Agreement and Plan of Reorganization, dated June 21, 2000, by and among Parent, Merger Sub and Company (the "Agreement").

                                    RECITALS

         A. Pursuant to Section 7.4 of the Agreement, the Agreement may be amended at any time prior adoption of the Agreement by the stockholders of Company by execution of an instrument in writing signed by Parent and Company.

         B. Parent, Merger Sub and Company desire to amend certain provisions of the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, Parent, Merger Sub and Company hereby agree as follows:

         1. Pursuant to Section 7.4 of the Agreement, the first paragraph of
Section 5.12 of the Agreement is hereby amended and restated in its entirety to read as follows:

     STOCK OPTIONS. At the Effective Time, the Company Stock Option Plan and each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plan, whether vested or unvested, shall be assumed by Parent. In addition, Company's rights to repurchase shares of Company Common Stock under the Company Stock Option Plan or otherwise shall be assigned to, and assumed by, Parent. Company has delivered to Parent a schedule (the "Option Schedule") which sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plan including the number of shares of Company Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Company shall deliver to Parent an updated Option Schedule current as of such date. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and the Stock Option Grant Agreement applicable to each grant immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option without regard to vesting restrictions immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

         2. Pursuant to Section 7.4 of the Agreement, Section 1.6(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

     (a) CONVERSION OF COMPANY COMMON STOCK/EXCHANGE RATIO. Each share of Company Common Stock outstanding immediately prior to the Effective Time shall be exchanged into the number of shares of Parent Common Stock determined by dividing (i) the Total Parent Shares less the Additional Parent Shares by (ii) the Outstanding Company Shares, rounded to eight decimal points (the "Exchange Ratio").

         3. Pursuant to Section 7.4 of the Agreement, Section 1.11(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

     (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock, whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other customary provisions as Parent may reasonably specify) and
         (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. In addition Parent shall cause to be mailed to Broadview International LLC ("Broadview") a Certificate for the Company Financial Advisory Fee Shares in accordance with instructions provided to Parent by Broadview which are reasonably acceptable to Parent. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to Section 1.6, less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
         Section 8.3 hereof, Parent shall cause to be delivered to the Escrow Agent (as defined in Section 8.3 hereof) a certificate or certificates representing ten percent (10%) of the amount equal to (i) Total Parent Shares less (ii) the Additional Parent Shares ("Escrow Shares") which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.11. The Escrow Shares shall be comprised entirely of Shares of Parent Common Stock that are not subject to any vesting restriction or repurchase right. The entire portion of Escrow Shares shall be contributed in respect of Total Parent Shares less the Additional Parent Shares issuable to Former Company Stockholders pursuant to Section 1.6(a) other than (A) such stockholders who acquired all of his or her shares of Company Capital Stock via exercise of employee stock options issued by Company and (B) the stockholder other than the Founders, who is an employee of the Company and acquired all of his shares of Company Capital stock via a restricted stock grant by the Company. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Article VIII. The Escrow Shares will appear as issued and outstanding on Parent's balance sheet and will be legally outstanding under applicable state law. All dividends paid on Escrow Shares (excluding any shares of Parent Capital Stock paid in connection with a stock split or stock dividend) will be distributed currently to each of the exchanging Former Company Stockholders, and all voting rights of the Escrow Shares will be exercisable by or on behalf of each such Former Company Stockholder. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.


         4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5. This Amendment when executed by Parent, Merger Sub and Company as of the date hereof shall have been effected in accordance with Section 7.4 of the Agreement and accordingly shall be binding upon each such party.

         6. This Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to applicable principles of conflicts of law.

         7. The Agreement and this Amendment and the documents referred to therein and herein constitute the entire agreement between the parties hereto pertaining to the subject matter thereof and hereof.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                   ARIBA, INC.


                                   By: /s/ Edward P. Kinsey
                                       -----------------------------------------

                                   Print Name: Edward P. Kinsey
                                               ---------------------------------

                                   Title: Chief Financial Officer, Executive
                                          Vice-President--Finance, and
                                          Administration and Secretary
                                          (Principal Financial and Accounting
                                          Officer)
                                          --------------------------------------


                                   SUPPLIERMARKET.COM, INC.


                                   By: /s/ Jonathan Burgstone
                                      ------------------------------------------
                                      Jonathan Burgstone
                                      Chief Executive Officer


                                   ELI MERGER CORPORATION




                                   By: /s/ Edward P. Kinsey
                                       -----------------------------------------
                                        Edward P. Kinsey
                                        President




                    SIGNATURE PAGE TO AMENDMENT NO. 1 OF THE
                      AGREEMENT AND PLAN OF REORGANIZATION

                             AMENDMENT NO. 2 OF THE
                      AGREEMENT AND PLAN OF REORGANIZATION
                                   AND WAIVER


              THIS AMENDMENT NO. 2 OF THE AGREEMENT AND PLAN OF REORGANIZATION AND WAIVER (this "Amendment") is entered into as of July 28, 2000, by and among Ariba, Inc., a Delaware corporation ("Parent"), Eli Merger Corporation, a Delaware corporation ("Merger Sub"), and SupplierMarket.com, Inc., a Delaware corporation ("Company"). Capitalized terms not otherwise defined in this Amendment have the meaning given them in the Agreement and Plan of Reorganization, dated June 21, 2000, as amended and in effect by and among Parent, Merger Sub and Company (the "Agreement").

                                    RECITALS

              A. Pursuant to Section 7.4 of the Agreement, the Agreement may be amended at any time prior adoption of the Agreement by the stockholders of Company by execution of an instrument in writing signed by Parent and Company.

              B. Parent, Merger Sub and Company desire to amend certain provisions of the Agreement.

              NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, Parent, Merger Sub and Company hereby agree as follows:

              1. Pursuant to Section 7.4 of the Agreement, Section 1.4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "At the Effective Time, the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated in the form attached hereto as
         Exhibit I to this Agreement until thereafter amended as provided by Delaware Law and such certificate."

              2. Pursuant to Section 7.4 of the Agreement, the second sentence of Section 1.11(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "In addition Parent shall cause to be mailed to (i) Broadview International LLC ("Broadview") a Certificate for its share of the Company Financial Advisory Fee Shares (as described in Amended Schedule 2.29(a)) in accordance with instructions provided to Parent by Broadview which are reasonably acceptable to Parent, and (ii) Credit Suisse First Boston Corporation ("CSFB") a Certificate for its share of the Company Financial Advisory Fee Shares (as described in Amended
         Schedule 2.29(a)) in accordance with instructions provided to Parent by CSFB which are reasonably acceptable to Parent. "

              3. Pursuant to Section 7.4 of the Agreement, the first sentence of
Section 2.29 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "All financial advisory and investment banking fees and expenses that have been or may be incurred by Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement (the "Company Financial Advisory Fees") are set forth on Amended SCHEDULE 2.29(a), consisting of fees payable to Broadview in Parent Shares and fees payable to CSFB in Parent Shares (collectively, the "Company Financial Advisory Fee Shares") and fees payable to Broadview in cash ("Company Financial Advisory Cash Fees")."

              4. Section 2.20 of the Company Disclosure Letter is hereby amended and restated in its entirety to read as follows:

         "Company owes fees in connection with this agreement to Broadview.com, Inc. for investment banking services. Company has agreed to pay a financial advisory fee to Credit Suisse First Boston Corporation in connection with the transaction contemplated by this agreement. See Amended Schedule 2.29(a) for the amount of these fees."

              5. Pursuant to Section 7.4 of the Agreement, the first sentence of
Section 5.2(g) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "In the event that, (i) within forty (40) days after the date hereof the Department has not scheduled a date for the Hearing or (ii) the Hearing has not been held and concluded and the Permit has not been issued by the Department on or within sixty-one (61) days after the date hereof, then, in each case at the Company's election, Parent shall immediately commence efforts to prepare with the cooperation of Company, and file, with the SEC a registration statement of Form S-4 (as amended and supplemented, the "Registration Statement") in which the Information Statement shall be included as part of a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger."

              6. Pursuant to Section 7.4 of the Agreement, the fourth sentence of Section 5.2(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "The Information Statement or other written materials sent to the Company stockholders for soliciting their approval of the Merger and this Agreement shall contain the recommendation of the Board of Directors of the Company that the Company stockholders approve the Merger and this Agreement and the conclusion on the Board of Directors that the terms and conditions of the Merger are advisable and fair and reasonable to the shareholders of the Company."

              7. Pursuant to Section 7.4 of the Agreement, the second sentence of Section 8.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "The Escrow Fund shall be allocated in whole numbers of Escrow Shares among the Former Company Stockholders pursuant to Section 1.6(a), other than (A) such stockholders who acquired all of his or her shares of Company Capital Stock via exercise of employee stock options issued by Company and (B) the stockholder other than the

         Founders, who is an employee of the Company and acquired all of his shares of Company Capital stock via a restricted stock grant by the Company, on a pro-rata basis in accordance with the number of shares of Company Capital Stock held by such Former Company Stockholders immediately prior to the Effective Time (excluding for purposes of this calculation any Dissenting Shares)."

              8. WAIVER AND ACKNOWLEDGMENT. Section 4.1(c) of the Agreement provides that prior to the Closing, the Company may not enter into any material agreements. In return for advisory services rendered to the Company, the Company proposes to enter into a letter of engagement (the "CSFB ENGAGEMENT LETTER") with Credit Suisse First Boston in the Form of EXHIBIT A for the payment of a transaction upon the consummation of the Merger. Parent hereby waives the following in connection with or as a result of the entering into the CSFB Engagement Letter by Company:

         a) Any failure of any condition outlined in Section 6.3 of the Agreement;

         b) Any right of Parent to terminate the Agreement prior to the Effective Time pursuant to Section 7.1 of the Agreement; and

         c) Any Parent Damages or right to indemnification pursuant to Article VIII of the Merger Agreement, PROVIDED, HOWEVER, the Company hereby acknowledges that the fee payable under the CSFB Engagement Letter shall be considered part of the Company Financial Advisory Fee Shares.

         Each of Parent and Merger Sub agree and acknowledge that it has received adequate written notice of the entering into the CSFB Engagement Letter to the extent the Company is required to provide such notice under the Agreement.

              9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              10. This Amendment when executed by Parent, Merger Sub and Company as of the date hereof shall have been effected in accordance with Section 7.4 of the Agreement and accordingly shall be binding upon each such party.

              11. This Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to applicable principles of conflicts of law.

              12. The Agreement and this Amendment and the documents referred to therein and herein constitute the entire agreement between the parties hereto pertaining to the subject matter thereof and hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                         [Signature Page to Amendment No. 2 to Merger Agreement]



         IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                   ARIBA, INC.



                                   By: /s/ Edward P. Kinsey
                                       -----------------------------------------

                                   Print Name: Edward P. Kinsey
                                               ---------------------------------

                                   Title: Chief Financial Officer, Executive
                                          Vice-President--Finance, and
                                          Administration and Secretary
                                          (Principal Financial and Accounting
                                          Officer)
                                          --------------------------------------



                                   SUPPLIERMARKET.COM, INC.



                                   By: /s/ Asif Satchu
                                      ------------------------------------------
                                      Asif Satchu
                                      Chairman, President, Secretary
                                      and Director


                                   ELI MERGER CORPORATION




                                   By: /s/ Edward P. Kinsey
                                      ------------------------------------------
                                      Print Name:  Edward P. Kinsey
                                      Title:  President